Exhibit 99.2

HARBOR POINT LIMITED AND SUBSIDIARIES

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2009 AND 2008 AND

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Harbor Point Limited

We have audited the accompanying consolidated balance sheets of Harbor Point Limited and subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Harbor Point Limited and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE

February 22, 2010

HARBOR POINT LIMITED

CONSOLIDATED BALANCE SHEETS

As of December 31, 2009 and 2008

(Expressed in thousands of U.S. dollars, except share amounts)

	2009	2008
Assets
Fixed maturities, at fair value (amortized cost: 2009—$1,772,496; 2008—$1,462,486)	$1,788,436	$1,404,443
Short-term investments, at fair value (amortized cost: 2009—$291,116; 2008—$223,880)	291,065	223,869
Other investments	144,951	87,384

Total investments	2,224,452	1,715,696
Cash and cash equivalents	360,530	505,117
Accrued interest receivable	15,219	11,255
Reinsurance balances receivable	242,363	222,754
Deferred acquisition costs	96,969	79,716
Prepaid reinsurance premiums	2,074	2,799
Reinsurance balances recoverable	16,299	30,488
Goodwill	251,729	251,729
Intangible assets	6,200	15,175
Other assets	7,580	10,215

Total assets	$3,223,415	$2,844,944

Liabilities
Reserve for losses and loss expenses	$707,840	$606,231
Unearned premiums	374,491	321,794
Accounts payable and accrued expenses	43,917	20,712
Short-term debt	200,000	200,000
Reinsurance balances payable	4,064	—
Additional purchase price considerations	3,403	4,735

Total liabilities	1,333,715	1,153,472

Shareholders’ Equity
Common shares (issued and outstanding 2009: 16,038,670; 2008: 15,968,830)	16,039	15,969
Additional paid-in capital	1,651,355	1,642,949
Retained earnings	222,306	32,554

Total shareholders’ equity	1,889,700	1,691,472

Total liabilities and shareholders’ equity	$3,223,415	$2,844,944

See accompanying notes to consolidated financial statements.

HARBOR POINT LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the Years ended December 31, 2009, 2008 and 2007

(Expressed in thousands of U.S. dollars)

	2009	2008	2007
Revenues
Gross premiums written	$607,520	$511,714	$672,476
Premiums ceded	(5,647)	(4,926)	(104,542)

Net premiums written	601,873	506,788	567,934
Change in net unearned premiums	(53,423)	12,422	(35,778)

Net premiums earned	548,450	519,210	532,156
Net investment income	70,653	95,311	98,310
Net realized investment (losses) gains	(314)	9,424	(9,438)
Net unrealized investment gains (losses)	83,300	(80,987)	—
Other income	1,267	3,303	11,578

Total revenues	703,356	546,261	632,606

Expenses
Net loss and loss expenses	243,074	363,165	251,834
Acquisition costs	117,734	110,167	124,568
General and administrative expenses	81,318	63,046	81,611
Interest expense	1,428	15,645	14,751
Foreign exchange (gains) losses	(1,037)	5,465	(486)

Total expenses	442,517	557,488	472,278

Income (loss) before income taxes	260,839	(11,227)	160,328
Income tax expense (recovery)	10,713	1,748	(826)

Net income (loss)	$250,126	(12,975)	161,154

Other comprehensive income:
Net unrealized investment losses arising during the year	—	—	(564)
Adjustment for reclassification of realized losses included in net income	—	—	12,210

	—	—	11,646

Comprehensive income (loss)	$250,126	$(12,975)	$172,800

See accompanying notes to consolidated financial statements.

HARBOR POINT LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Years ended December 31, 2009, 2008 and 2007

(Expressed in thousands of U.S. dollars)

	2009	2008	2007
Common shares
Balance at beginning of period	$15,969	$13,652	$13,565
Conversion of convertible note	—	2,000	—
Issued during the period	70	317	87

Balance at end of period	16,039	15,969	13,652

Additional paid-in capital
Balance at beginning of period	1,642,949	1,410,753	1,393,581
Conversion of convertible note	—	198,000	—
Repayment of employee loans to purchase shares	247	260	313
Issued during the period	(1,706)	22,551	(87)
Stock compensation expense, net of tax	9,865	11,385	16,946

Balance at end of period	1,651,355	1,642,949	1,410,753

Accumulated other comprehensive income (loss)
Balance at beginning of period	—	10,318	(1,328)
Net unrealized investment gain	—	—	11,646
Cumulative effect of adoption of fair value option	—	(10,318)	—

Balance at end of period	—	—	10,318

Retained earnings
Balance at beginning of period	32,554	144,269	56,114
Common share dividends	(60,374)	(109,058)	(72,999)
Cumulative effect of adoption of fair value option	—	10,318	—
Net income (loss)	250,126	(12,975)	161,154

Balance at end of period	222,306	32,554	144,269

Total shareholders’ equity	$1,889,700	$1,691,472	$1,578,992

See accompanying notes to consolidated financial statements.

HARBOR POINT LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years ended December 31, 2009, 2008 and 2007

(Expressed in thousands of U.S. dollars)

	2009	2008	2007
Cash flows provided by (used in) operating activities:
Net income (loss)	$250,126	$(12,975)	$161,154
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock compensation expense	9,748	11,607	19,026
Deferred tax expense (benefit) associated with stock compensation expense	117	(222)	(2,080)
Net realized investment losses (gains)	314	(9,424)	(525)
Net unrealized investment (gains) losses	(83,300)	80,987	—
Net accretion on investments	(106)	(2,965)	(2,019)
Equity earnings and change in fair value of other investments	2,081	(6,706)	(9,220)
Net foreign exchange (gains) losses on cash and cash equivalents	(1,214)	5,789	(916)
Amortization of intangible assets	8,975	8,975	8,975
Amortization of runoff obligation	(1,332)	(2,411)	(3,270)
Change in:
Accrued interest receivable	(3,964)	2,124	(3,287)
Reinsurance balances receivable	(19,609)	28,517	(18,691)
Deferred acquisition costs	(17,253)	6,128	(23,676)
Prepaid reinsurance premiums	725	26,842	(15,066)
Reinsurance balances recoverable	14,189	544	(21,448)
Other assets	2,635	1,169	(2,882)
Reserve for losses and loss expenses	101,609	244,585	237,371
Unearned premiums	52,697	(39,263)	50,843
Accounts payable and accrued expenses	22,218	(7,402)	6,421
Reinsurance balances payable	4,064	(33,063)	14,819

Cash provided by operating activities	342,720	302,836	395,529

Cash flows provided by (used in) investing activities:
Purchase of Harbor Point Reinsurance U.S., Inc.	—	—	(27,541)
Purchases of fixed maturity investments	(1,635,955)	(787,060)	(1,565,157)
Sales and maturities of fixed maturity investments	1,319,284	655,813	1,441,360
Purchases of short-term investments, net	(66,657)	(140,874)	(45,538)
Purchases of other investments	(70,208)	(95,396)	(16,574)
Proceeds from sales of other investments	25,791	83,749	543

Cash used in investing activities	(427,745)	(283,768)	(212,907)

Cash flows provided by (used in) financing activities:
Proceeds from sale of shares	—	24,143	—
Repurchase of shares to satisfy minimum tax withholding obligation	(1,636)	(1,275)	—
Proceeds from short-term debt	—	—	200,000
Dividends paid	(59,387)	(109,058)	(72,999)
Repayment of employee loans to purchase common shares	247	260	313

Cash (used in) provided by financing activities	(60,776)	(85,930)	127,314

Effect of exchange rate changes on foreign currency cash	1,214	(5,789)	916

Net (decrease) increase in cash and cash equivalents	(144,587)	(72,651)	310,852
Cash and cash equivalents at beginning of the period	505,117	577,768	266,916

Cash and cash equivalents at end of the period	$360,530	$505,117	$577,768

Supplemental disclosure of cash flow information:
Interest paid	$1,653	$15,348	$14,751

Income taxes paid	$7,881	$1	$3,769

See accompanying notes to consolidated financial statements.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

1. Organization

Harbor Point Limited (“Harbor Point”) is a holding company organized under the laws of Bermuda on October 24, 2005. Effective December 15, 2005, Harbor Point acquired the continuing operations and certain assets of Chubb Re, Inc. (“Chubb Re”), the assumed reinsurance division of The Chubb Corporation (“Chubb”). These assets included the renewal rights to the in-force assumed reinsurance business underwritten, placed and serviced by Chubb Re on behalf of Federal Insurance Company (“Federal”), the principal operating subsidiary of Chubb. Harbor Point did not acquire any of the in-force business or related reserves of Chubb Re.

Harbor Point, through its operations in Bermuda, the United States and the United Kingdom, provides a broad range of reinsurance products on a worldwide basis.

2. Summary of Significant Accounting Policies

a) Basis of presentation

These consolidated financial statements include the accounts of Harbor Point and all of its subsidiaries (together, the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All significant inter-company accounts and transactions have been eliminated. The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. The major estimates reflected in the Company’s consolidated financial statements include the reserve for losses and loss expenses, premium estimates for business written on a quota share basis, valuation of fixed maturity and other investments and the assumptions used to support the carrying value of goodwill.

The terms “FAS” and “FASB” used in these notes refer to Statements of Financial Accounting Standards issued by the United States Financial Accounting Standards Board. On July 1, 2009, the FASB launched the Accounting Standards Codification (“ASC”), a structural overhaul to U.S. GAAP that changes from a standards-based model to a topically based model. The topics are organized by ASC number and are updated with the issuance of an Accounting Standards Update (“ASU”). ASUs will replace accounting changes that historically were issued as FASB Statements, FASB Interpretations, FASB Staff Positions, or other types of FASB standards.

b) Cash and investments

Cash and cash equivalents

Cash and cash equivalents include fixed interest deposits, money market funds and commercial paper with a maturity of less than ninety days when purchased. Cash and cash equivalents are valued at cost, which approximates fair value.

Investments

Effective January 1, 2008, all of the Company’s investments, except for investments accounted for under the equity method, were classified as trading and carried at fair value, with related net unrealized investment gains or losses included in net income. The Company believes that accounting for all of its investments, except for investments accounted for under the equity method, as trading more closely reflects its investment strategy and guidelines. Prior to January 1, 2008, all of the Company’s investments, except for investments accounted for

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

under the equity method, were classified as available-for-sale and carried at fair value, with related net unrealized gains or losses excluded from net income and included in shareholders’ equity as a component of accumulated other comprehensive income.

The classification of the Company’s investments as trading securities resulted in a cumulative adjustment to January 1, 2008 retained earnings of $10.3 million offset by an adjustment to accumulated other comprehensive income.

Equity investment in New Point Limited

The Company’s investment in the common shares of New Point Limited (“New Point”) is included in other investments and is accounted for under the equity method of accounting since the Company has significant influence over the operating and financial policies of the issuer. Under this method, the Company records its proportionate share of income or loss of New Point in the consolidated statement of operations. See Note 6(d) for additional information.

Purchases and sales of investments

Purchases and sales of investments are recorded on a trade date basis. Realized gains or losses on sales of investments are determined based on the specific identification method. Net investment income includes interest and dividend income together with amortization of market premiums and discounts and is net of investment expenses.

Other than temporary impairment in investments

Prior to January 1, 2008, the Company performed a monthly review of its investments to assess whether declines in fair value represented impairments that were other than temporary. The Company, with the assistance of its investment advisors, applied both quantitative and qualitative factors in the assessment of a security, including (i) the time period during which there had been a significant decline below cost, (ii) the extent of the decline below cost, (iii) the potential for the security to recover in value, (iv) the Company’s intent and ability to hold the security until recovery, (v) an analysis of the financial condition of the issuer, and (vi) an analysis of the collateral structure and credit support of the security, if applicable. Where the Company had determined that there was an other than temporary impairment in the fair value of the security, the cost of the security was written down to the fair value and the unrealized loss at the time of the determination was charged to net income.

Fair value of financial instruments

Fair value is defined under U.S. GAAP as the price received to transfer an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date reflecting the highest and best use valuation concepts. The Company must determine the appropriate level in the fair value hierarchy for each fair value measurement. The fair value hierarchy prioritizes the inputs, which refer broadly to assumptions market participants would use in pricing an asset or liability, into three levels. It gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 1 primarily consists of financial instruments whose value is based on quoted market prices or alternative approaches for which we typically obtain independent external valuation information. The fair value of U.S. government securities, certificates of deposit and commercial paper are generally based on Level 1 inputs.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Level 2 inputs are inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using external valuation information obtained from indices, pricing vendors, broker-dealer quotes, models or other valuation methodologies (“price sources”). In determining fair value, these price sources typically utilize actual trade data, active and indicative bids or quotes and industry-standard models that incorporate various assumptions, including time value, yield curves, prepayment speeds, default rates, loss severity, current market and contractual prices for the underlying financial instruments, as well as other relevant economic measures. Substantially all of these inputs and assumptions are observable in the marketplace, can be derived from observable data or are corroborated by observable transactions and market data. Financial instruments included in this category include U.S. government agency securities, non-U.S. government securities, corporate debt securities, mortgage-backed securities, asset-backed securities, municipal bonds, catastrophe bonds, structured deposits and derivatives.

Level 3 inputs are unobservable inputs based on the reporting entity’s own assumptions about the assumptions that a market participant would use, including inputs derived from extrapolation and interpolation that are not corroborated by observable market data. Level 3 consists of fund of hedge fund investments, common and preferred shares in Bay Point Holdings Limited (“Bay Point”) and securities held in the fixed income portfolio which do not meet the criteria for inclusion in either the Level 1 or Level 2 classification. The Company currently believes that none of its fixed maturity or short-term investments are being valued based on unobservable inputs and therefore, does not consider any of these securities to be classified as Level 3.

Fixed maturity investments, at fair value

The Company uses an external investment accounting service provider who receives prices from independent pricing sources to measure the fair values of its fixed maturity investments. These independent pricing sources are prioritized with respect to reliability to ensure that only the highest priority pricing inputs are used. The independent pricing sources are received by the investment accounting service provider via automated feeds from indices, pricing vendors and broker-dealers. Pricing is also obtained from other external investment managers. This information is applied consistently across all portfolios. The Company’s external investment accounting service provider confirms and documents all prices received from broker-dealers on a daily basis for quality control and audit purposes. To validate the prices obtained from its external accounting service provider, the Company also obtains prices from its investment portfolio managers and compares them to the prices obtained from its external accounting service provider. The Company investigates any differences between the sources and determines which price best reflects the fair value of the individual security. There were no material differences between the prices obtained from the external accounting service provider and the prices obtained from the Company’s investment portfolio managers as of December 31, 2009 and 2008. The following describes the valuation techniques used by the Company to estimate the fair value of financial instruments held as of December 31, 2009 and 2008 and the fair value hierarchy allocation.

U.S. government and agency securities: These securities are comprised primarily of bonds issued by the U.S. Treasury, the Federal Home Loan Bank, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association. The fair values of U.S. Treasury securities are based on quoted market prices in active markets sourced primarily from publicly disclosed indices, and are included in the Level 1 fair value hierarchy. The Company believes the market for U.S. Treasury securities is an actively traded market given the high level of daily trading volume. The fair values of U.S. government agency securities are based on observed market prices for similar or identical assets in active markets, and inputs other than quoted prices that are observable either directly or indirectly. The fair values of U.S. government agency securities are included in the Level 2 fair value hierarchy.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Non-U.S. government securities: These securities are comprised of fixed income obligations of non-U.S. governmental entities. The fair values of these securities are based on observed market prices for similar or identical assets in active markets, country-specific credit spreads applied to benchmark rates and other inputs that are observable either directly or indirectly. These prices are sourced primarily from publicly disclosed indices and nationally recognized pricing vendors. The fair values of non-U.S. government securities are included in the Level 2 fair value hierarchy.

Corporate debt securities: These securities are comprised of bonds issued by corporations across a wide range of issuers and market sectors. The fair values of corporate bonds are priced using a credit spread above the risk-free yield curve. The credit spreads are sourced from dealer quotes, trade prices for identical or similar assets and the new issue market. The prices are sourced primarily from publicly disclosed indices and nationally recognized pricing vendors. As the inputs used to price corporate bonds are observable market inputs, the fair values of corporate bonds are included in the Level 2 fair value hierarchy.

States, municipalities and political subdivisions: These securities are comprised of fixed income obligations of U.S. domiciled state and municipality entities. The fair values of these securities are based on broker-dealer quotes, trade prices for identical or similar assets and the new issue market and are primarily sourced from nationally recognized pricing vendors. As the inputs used to price this asset class are observable market inputs, the fair values of state, municipality and political subdivision bonds are included in the Level 2 fair value hierarchy.

Mortgage-backed securities: These securities are principally comprised of pools of residential and commercial mortgages originated by both agency and non-agency institutions. The fair values of mortgage-backed securities are based on a pricing methodology that incorporates yield curves, prepayment speeds, default rates, loss severity and spreads to determine the appropriate average life of mortgage-backed securities. The spreads are sourced from dealer quotes, trade prices for identical or similar assets and the new issue market. The prices are sourced primarily from publicly disclosed indices and nationally recognized pricing vendors. As the inputs used to price the mortgage-backed securities are observable market inputs, the fair values of these securities are included in the Level 2 fair value hierarchy.

Asset-backed securities: These securities are comprised primarily of bonds backed by pools of automobile loan receivables, home equity loans and credit card receivables originated by various financial institutions. The fair values of asset-backed securities are based on a pricing methodology that incorporates yield curves, prepayment speeds, default rates, loss severity and spread inputs that are sourced from dealer quotes, trade prices for identical or similar assets and the new issue market. The prices are sourced primarily from broker-dealers active in the market. As the inputs used to price the asset-backed securities are observable market inputs, the fair values of these securities are included in the Level 2 fair value hierarchy.

Short-term investments, at fair value

Short-term investments are comprised primarily of agency discount notes, certificates of deposit and commercial paper. Short-term investments are primarily valued using amortized cost, which approximates fair value given the short-term nature of these securities. Due to the high level of trading activity and liquidity in this sector of the market, prices are deemed to be quoted prices in active markets and accordingly, these securities are included in the Level 1 fair value hierarchy.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Other investments, at fair value

The Company had estimated the fair value of its investment in Bay Point preferred shares based on its stated value. The Company has estimated the fair value of its investment in Bay Point common shares based on its proportionate share of the shareholders’ equity attributable to common shareholders. As the inputs used to value the investments in Bay Point are unobservable, the fair values of these investments are included in the Level 3 fair value hierarchy.

The fair values of the Company’s investments in fund of hedge funds are based on the reported net asset value (“NAV”) as of the measurement date. All three of the funds of hedge fund managers follow an absolute return, multi-manager strategy and hold a diversified portfolio of hedge funds with a variety of underlying strategies. Each of the Company’s fund of hedge funds investments is subject to redemption periods ranging from, full redemption with 45 days notice to 50% of the value of the investment with 95 days notice and the remaining 50% of the value of the investment with 370 days notice. Due to these restrictions on redemption, the Company may not be able to redeem the investment at the reported NAV. As a result, the fair values of these securities are included in the Level 3 fair value hierarchy.

The fair values of the Company’s investments in catastrophe bonds are based upon dealer quotes and trade prices. As the inputs used to price the catastrophe bonds are observable, the fair value of these securities are included in the Level 2 fair value hierarchy.

The fair values of the Company’s investments in structured deposits are obtained from the investment manager and compared to other third-party sources for reasonableness. The fair values are based upon quoted indexes which are observable. As a result, the fair values of these securities are included in the Level 2 fair value hierarchy.

The fair values of the Company’s investments in derivative instruments are obtained from the investment manager and compared to other third-party sources for reasonableness. The fair values are based on quoted market prices for interest rate swaps, quoted market prices for similar securities and other observable market inputs. As the inputs used to price the derivatives are observable either directly or indirectly, the fair values of these investments are included in the Level 2 fair value hierarchy.

c) Fair value of financial instruments, outside of the scope of ASC 820

The carrying value of cash and cash equivalents, receivables, accounts payable and accrued liabilities and any financial instruments included in other assets approximate their fair values principally because of the short-term maturities of these instruments. The fair value of the short-term debt is not readily determinable; however, the Company believes that the carrying value approximates fair value given the short maturity of this financial instrument.

Estimates of fair value are subjective in nature and are not necessarily indicative of the amounts that the Company would actually realize in a current market exchange. However, any differences would not be expected to be material. Certain instruments such as deferred acquisition costs, goodwill and intangible assets, prepayments and deferred taxes, reserve for losses and loss expenses and unearned premiums are excluded from fair value disclosure. Thus, the total fair value amounts cannot be aggregated to determine the underlying economic value of the Company.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

d) Premiums and acquisition costs

For excess of loss contracts, the Company records an estimated ultimate premium, which is generally the deposit premium, as written at the inception of the contract, and records premium adjustments in the period in which they are reasonably determinable. For quota share contracts, the Company estimates the ultimate premium and records the estimate at the inception of the contract. The Company actively monitors the emergence of actual premium on quota share contracts and adjusts its estimates of written premium as information becomes available. Premiums are earned over the term of the contract in proportion to the risks covered, which is generally one to two years, depending upon whether the reinsurance contracts are written on an excess of loss basis or a quota share basis. Unearned premiums represent the portion of reinsurance premiums written that is applicable to the unexpired portion of the contracts in force.

Acquisition costs, primarily ceding commissions, brokerage, fronting fees and taxes, which vary with and are directly related to the acquisition of policies, are deferred and amortized over the period in relation to the unearned premiums. Deferred acquisition costs are reviewed to determine if they are recoverable from future income, including investment income. If such costs are determined to be unrecoverable, they are expensed. The Company also determines if a further liability is required to provide for losses which may exceed the unearned premiums.

e) Reinsurance

In the normal course of business, the Company from time to time seeks to reduce losses that could arise from events that could cause unfavorable underwriting results by reinsuring certain levels of risk with third-party reinsurers. Reinsurance premiums ceded are expensed over the period of the reinsurance coverage. Prepaid reinsurance premiums represent the portion of premiums ceded that is applicable to the unexpired term of the contracts in force. The method for determining the reinsurance losses recoverable is based on management’s estimates of the underlying reserve for losses and loss expenses and are presented net of any provision for uncollectible reinsurance.

f) Losses and loss expenses

Reserves for losses and loss expenses include unpaid reported losses and loss expenses and losses incurred but not reported (“IBNR”). IBNR reserves have been estimated by management based on ultimate loss ratio projections determined by reference to our underwriting and pricing practices, industry statistics and exposure as well as premium and loss data reported by the ceding companies.

Inherent in the estimates of ultimate losses and loss expenses are expected trends in claims severity and frequency and other factors that may vary significantly as claims are settled. Accordingly, the ultimate cost to settle unpaid losses may differ materially from the amounts recorded in the consolidated financial statements. The methods of determining such estimates and establishing the resulting reserves are reviewed regularly and any adjustments are reflected in income in the period in which they become known.

g) Foreign currency translation

The functional currency of the Company is the U.S. dollar. Monetary assets and liabilities denominated in foreign currencies are translated at year end exchange rates, with the resulting foreign exchange gains and losses recognized in the consolidated statements of operations. Revenues and operating expenses are translated at average rates during the year. The increase or decrease in cash and cash equivalents related to the revaluation of foreign currency cash and cash equivalents is presented separately in the consolidated statements of cash flows.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

h) Goodwill and intangible assets

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in a business combination. The Company does not amortize goodwill but instead tests goodwill for impairment on an annual basis and on an interim basis when certain events or circumstances would require an interim test. The Company has selected September 30 as the date of its annual test for goodwill impairment. The Company tests for goodwill at the reporting unit level, which is generally the business segments, as determined by management. If it is determined that an impairment exists, the Company will adjust the carrying value of the goodwill to its estimated fair value. The Company evaluates goodwill for impairment at the operating segment level by comparing the estimated fair value of each reporting unit, based on a blend of various valuation techniques and assumptions the Company believes that market participants would use to value each reporting unit. As of December 31, 2009 and 2008, management has determined that there is no impairment of goodwill. See additional information in Note 5.

The renewal rights intangible asset was recorded at its estimated fair value based on the net present value of anticipated future cash flows associated with such business. This intangible asset was amortized over its estimated useful life of four years on a straight line basis. The intangible asset was fully amortized as of December 31, 2009.

The Company has recorded an indefinite life intangible asset related to acquired insurance licenses. This asset is not subject to amortization, but is reviewed annually for impairment.

i) Taxation

Some subsidiaries and branches of the Company operate in jurisdictions where they are subject to taxation. The Company utilizes the liability method of accounting for such income taxes. Current and deferred income taxes are provided based upon tax laws and rates applicable in the relevant jurisdictions. Deferred income taxes are provided on all temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance against deferred tax assets is recorded when management’s assessment indicates that it is more likely than not that a portion of the deferred tax asset will not be recovered in the foreseeable future.

The Company recognizes the tax benefits of uncertain tax positions only when the position is more-likely-than-not to be sustained upon audit by the relevant taxing authorities.

j) Share-based employee compensation plans

The Company recognizes compensation expense related to all share-based compensation transactions with employees, including incentive stock options and restricted stock awards. The amount of compensation cost is measured based on the grant-date fair value of such awards and is recognized over the period during which the employee is required to provide service in exchange for the award. Compensation cost for awards with a graded vesting schedule is recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award.

k) Derivative instruments

The Company recognizes all derivatives as either assets or liabilities in the consolidated balance sheets and measures those instruments at fair value with movements in fair value reflected in income in the accompanying consolidated statements of operations. See Note 6(d) for additional information regarding the nature and purpose of derivative instruments.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

l) Other income

Other income includes service fee income recognized under reinsurance services agreements with Federal and New Point Re Limited, a wholly owned subsidiary of New Point (“New Point Re”). Income is recognized when it is earned and realizable. See Notes 4 and 6 for additional information.

3. Recent Accounting Pronouncements

a. New Accounting Pronouncements Adopted in 2009

In December 2007, the FASB issued guidance on business combinations and accounting and reporting of noncontrolling interests. This new guidance significantly changed the accounting for and reporting of business combination transactions and noncontrolling (minority) interests in consolidated financial statements. The new guidance expanded the scope of acquisition accounting to all transactions and circumstances under which control of a business is obtained. Under the new guidance, non-controlling interests are classified as a component of consolidated shareholders’ equity and ‘minority interests’ accounting is eliminated such that earnings attributable to noncontrolling interests are reported as part of consolidated earnings and not as a separate component of income. This guidance was effective for the Company on January 1, 2009 and did not have a material effect on its consolidated financial statements.

In March 2008, the FASB issued guidance related to disclosures about derivative instruments and hedging activities. The new guidance required disclosures about the entity’s objectives and strategies for using derivatives and quantitative disclosures about fair value amounts of gains and losses on derivative instruments. This guidance was effective for the Company on January 1, 2009 and did not have a material effect on its consolidated financial statements.

In April 2008, the FASB issued guidance on determining the useful lives of intangible assets. This guidance amended the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of an intangible asset. This guidance was effective for the Company on January 1, 2009 and did not have a material effect on its consolidated financial statements.

In May 2008, the FASB issued guidance on accounting for financial guarantee insurance contracts. The guidance decreased the inconsistencies in the accounting for financial guarantee insurance contracts by insurance companies. This guidance addressed the differing views regarding the recognition and measurement of premium revenues and claim liabilities and enhanced the disclosure requirements for insurance contracts. This guidance was effective for the Company on January 1, 2009 and did not have a material effect on its consolidated financial statements.

In April 2009, the FASB issued additional guidance on accounting for assets acquired and liabilities assumed in a business combination that arise from contingencies. This guidance amended the accounting for preacquisition contingencies in a business combination to require an entity to recognize at fair value an asset acquired or liability assumed that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. This guidance required that all contractual and noncontractual contingencies that would more likely than not give rise to an asset or liability were to be recognized and measured at fair value at the measurement date. This guidance did not have a material effect on the Company’s consolidated financial statements.

In April 2009, the FASB issued guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. This

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

guidance, which applied to all assets and liabilities (financial and nonfinancial), reemphasized that the objective of fair value remains unchanged (i.e. an exit price notion). This guidance provided application guidance on (1) measuring fair value when the volume and level of activity has significantly decreased and (2) identifying transactions that are not orderly. This guidance also emphasizes that an entity cannot presume that an observable transaction price is not orderly even when there has been a significant decline in the volume and level of activity. This guidance was effective for the Company as of June 30, 2009 and did not have a material effect on its consolidated financial statements.

In May 2009, the FASB issued guidance on management’s assessment of subsequent events. The guidance clarified that management must evaluate, as of each reporting period, events or transactions that occur after the balance sheet date through the date that the financial statements are issued or are available to be issued. This guidance was effective for the Company on July 1, 2009 and did not have a material effect on its consolidated financial statements. The Company has evaluated subsequent events through February 22, 2010, which is the date that the consolidated financial statements were available to be issued.

In June 2009, the FASB issued guidance on the ASC and the hierarchy of U.S. GAAP. The guidance stated that the FASB Accounting Standards Codification (“Codification”) would become the single source of authoritative GAAP in the United States. The U.S. GAAP hierarchy in existence at that point in time consisted of four levels of authoritative accounting and reporting guidance, including original pronouncements of the FASB, EITF abstracts, and other accounting literature (“existing GAAP”). The Codification eliminated this hierarchy and replaced existing GAAP with just two levels of literature: authoritative and non-authoritative. This guidance was effective for the Company on July 1, 2009 and has been reflected in these consolidated financial statements.

In August 2009, the FASB issued guidance on measuring the fair value of liabilities. The guidance clarifies that the quoted price for an identical liability, when traded as an asset in an active market, is also a Level 1 measurement for that liability when no adjustment to the quoted price is required. The guidance also prescribes acceptable valuation techniques when a Level 1 measurement is not available. This guidance was effective for the Company on October 1, 2009 and did not have a material effect on its consolidated financial statements.

In September 2009, the FASB issued guidance on accounting for uncertainty in income taxes and disclosure amendments for non-public entities, which ended the deferral, for certain non-public entities, of the accounting for tax positions under existing GAAP guidance of FASB Interpretation No. 48 (“FIN 48”). This guidance amended the definition of tax position and also included further guidance on certain disclosures related to uncertain tax positions. The Company had previously elected to early adopt the provisions of FIN 48 as of January 1, 2008. This guidance did not have a material impact on its consolidated financial statements.

b. Accounting Standards Not Yet Adopted

In June 2009, the FASB issued guidance that amended the previous consolidation guidance applicable to variable interest entities (“VIEs”), including (1) whether an entity is a VIE, (2) whether the enterprise is the VIE’s primary beneficiary and (3) what type of financial statement disclosures are required. The guidance will be effective for the Company as of January 1, 2010 and early adoption is permitted. The Company did not early adopt this guidance and does not expect this guidance to have a material impact on its consolidated financial statements.

In September 2009, the FASB issued guidance on measuring the fair value of certain alternative investments. The new guidance offers a practical expedient for measuring the fair value of investments in certain

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

entities that calculate NAV per share. The guidance will be effective for the Company as of January 1, 2010 and early adoption is permitted. The Company did not early adopt this guidance and does not expect this guidance to have a material impact on its consolidated financial statements.

In January 2010, the FASB issued guidance on improving disclosures about fair value measurements. The guidance requires new disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances and settlements related to Level 3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The guidance will be effective for the Company as of January 1, 2010. The Company does not expect this guidance to have a material impact on its financial statements.

4. Acquisition of Chubb Re

On December 15, 2005, the Company acquired certain assets of Chubb Re, the assumed reinsurance division of Chubb. These assets included the renewal rights to the in-force assumed reinsurance business underwritten, placed and serviced by Chubb Re on behalf of Federal, the principal operating subsidiary of Chubb. The Company did not acquire any of the in-force business or related reserves of Chubb Re. The transaction was accounted for as a purchase method business combination.

As consideration for the purchase of Chubb Re’s assets and Federal’s renewal rights, the Company agreed to (1) issue a $200 million Convertible Note (the “Note”) to Chubb, (2) provide warrants to acquire up to approximately 5.0%, calculated on a fully diluted basis, of the aggregate number of outstanding common shares of Harbor Point and (3) the payment of fronting fees and additional renewal fees of up to 5.0% of gross premiums written or renewed in 2006 and 2007.

The primary reasons for the transaction were to acquire the renewal rights to potentially profitable business, to acquire the employees necessary to manage and operate the Company and to have access to a facility under which to assume the ongoing Chubb Re reinsurance business and to write additional reinsurance business while the Company looked to acquire or form a U.S. reinsurance operation. Pursuant to the transaction, Federal and the Company also entered into the following agreements:

Reinsurance Services Agreement (“Reinsurance Agreement”)

Federal appointed Harbor Point Services, Inc. (“HP Services”), a wholly owned subsidiary of Harbor Point, to act as a reinsurance manager with binding authority to underwrite a book of new and renewal assumed reinsurance business on behalf of Federal in a manner similar to that performed previously by Chubb Re. Under this agreement, HP Services handles all aspects of the book of business, including underwriting, claims management, accounting and reporting, each within specific guidelines provided by Federal. The underwriting authorities in the Reinsurance Agreement expired on December 31, 2007.

As compensation for its services under this agreement, Federal is obligated to pay HP Services an amount necessary to reimburse it for all reasonable expenses and costs incurred in connection with providing such assumed reinsurance services for Federal. Pursuant to the Retrocessional Quota Share Contracts (see note below), Harbor Point Re Limited (“HP Re Bermuda”), a wholly owned subsidiary of Harbor Point, reimburses Federal for its proportionate share of such expenses. For the year ended December 31, 2009, the Company recognized revenue, net of the reimbursement to Federal by HP Re Bermuda, of $0.8 million (year ended December 31, 2008: $0.8 million, year ended December 31, 2007: $3.8 million) under this agreement, which amount is included in other income in the consolidated statements of operations.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Retrocessional Quota Share Contracts

In 2006 and 2007, HP Re Bermuda assumed business under quota share contracts with Federal covering (1) 90% of property and other short tail risks, and (2) 75% of casualty risks, in both cases relating to the business underwritten by HP Services on behalf of Federal pursuant to the Reinsurance Agreement described above.

The property and casualty quota share contracts expired on December 31, 2007. However, upon expiration, HP Services remains responsible for the management, accounting and reporting of all claims until they are fully settled. Under the terms of the quota share contracts, the Company had agreed to pay Federal a fronting fee equal to 5.0% of premiums written. The combined aggregate fronting and additional renewal rights fees were subject to a minimum of $63.0 million and maximum of $81.0 million. As part of the accounting for the asset purchase transaction, the Company established a liability of $63.0 million representing the minimum fronting and renewal rights payable. As of December 31, 2008, the Company had fully paid the minimum liability and no further amounts are due under this provision.

Runoff Services Agreement

The Company provides claims management services on Federal’s behalf with respect to reinsurance business of Federal produced by Chubb Re from December 7, 1998 to December 31, 2005. This agreement may be terminated at any time at the sole discretion of Federal. Except for certain direct claims costs, there is no consideration paid by Federal or Chubb Re to the Company under this agreement. The Company accrued $14.6 million for the estimated future costs associated with such services as part of the purchase price. For the year ended December 31, 2009, the Company incurred $1.3 million (year ended December 31, 2008: $2.4 million, for the year ended December 31, 2007: $3.3 million) of costs related to this obligation resulting in a remaining obligation of $3.4 million as of December 31, 2009 (December 31, 2008: $4.7 million). This amount is included in additional purchase price consideration in the accompanying consolidated balance sheets.

5. Goodwill

The Company tests goodwill for impairment on an annual basis and on an interim basis when certain events or circumstances would require an interim test. The Company tests for goodwill at the reporting unit level, which is generally the business segments, as determined by management. The testing for goodwill impairment is a two step process. The first step is to identify a potential impairment by comparing the fair value of each reporting unit to the book value of each reporting unit. If the book value exceeds the fair value of any reporting unit, then the second step is performed. The second step is to compare the fair value of the assets and liabilities allocated to that reporting unit (before goodwill) to the fair value of the reporting unit as determined by step 1 in order to determine the implied value of goodwill. Any difference between the carrying value of goodwill and the implied value of goodwill for that reporting unit is recorded as an impairment charge.

The fair value of each reporting unit is derived through a blend of various valuation techniques and assumptions the Company believes that market participants would use to value each reporting unit. These include discounted cash flow analyses (income approach) as well as various market approaches including: price to book value multiples, price to tangible book value multiples and fair value multiples implied by recent purchase transactions by comparable companies. The Company determines the book value of each reporting unit by allocating specific assets and liabilities related to reinsurance contracts allocated to a reporting unit and estimating the amount of shareholders’ equity and related cash and investments required to support the operating activities of each reporting unit. The goodwill was initially allocated to each reporting unit based on an analysis of expected future operating performance at the time of the acquisition of Chubb Re. The allocation of goodwill to the reporting units has not changed from this initial allocation.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

In estimating the fair value of each reporting unit, the Company has developed a range of fair values for each reporting unit using discounted cash flow analysis and market approaches. The discounted cash flow analysis estimates fair value by estimating the present value of the projected future cash flows to be generated from the reporting unit. The discounted cash flow analysis is based on financial projections prepared by the Company with an estimated terminal value at the end of the projection period. The analysis requires significant estimates and assumptions including the selection of a discount rate, estimates of future premium growth and underwriting performance, investment yield on cash and investments and interest rates on debt through the projection period.

The market approach estimates the fair value of each reporting unit by comparing the Company to other publicly traded companies that have similar characteristics to each reporting unit. Management selected comparable companies by considering the relative size (primarily shareholders’ equity and gross premiums written), the lines of business that the companies underwrite as well as their general risk profiles. The market approach requires significant assumptions to be made related to the selection of comparable companies, determination of a control premium as well as estimates of the fair value implied by recent market transactions of comparable companies.

As of December 31, 2009 and 2008, the Company has determined that there is no impairment of goodwill.

6. Investments

a. Fair value of investments

As of December 31, 2009, the Company’s investments that are carried at fair value are allocated between levels 1, 2 and 3 as follows:

	Level 1	Level 2	Level 3	Total
U.S. government and agency securities	$258,051	$78,518	$—	$336,569
Non-U.S. government securities	—	3,797	—	3,797
Corporate debt securities	—	945,489	—	945,489
States, municipalities and political subdivisions	—	43,025	—	43,025
Mortgage-backed securities
Commercial	—	59,586	—	59,586
Agency residential	—	337,036	—	337,036
Non-agency residential	—	34,142	—	34,142
Asset-backed securities	—	28,792	—	28,792

Total fixed maturities	258,051	1,530,385	—	1,788,436
Short-term investments	291,065	—	—	291,065
Other investments, at fair value	—	91,210	51,662	142,872

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The following table presents a reconciliation of the beginning and ending balances for all investments measured at fair value on a recurring basis using Level 3 inputs for the years ended December 31, 2009 and 2008.

	Bay Point Common shares	Bay Point Preferred shares	Fund of hedge funds	Total
Level 3 investments as of January 1, 2008	$6,250	$2,750	$—	$9,000
Purchases	—	—	50,000	50,000
Net unrealized losses included in net loss	—	—	(9,030)	(9,030)
Change in fair value included in net loss	4,207	—	—	4,207
Settlements	(5,667)	(2,493)	—	(8,160)

Level 3 investments as of December 31, 2008	$4,790	$257	$40,970	$46,017
Net unrealized gains included in net income	—	—	8,304	8,304
Change in fair value included in net income	241	—	—	241
Settlements	(2,643)	(257)	—	(2,900)

Level 3 investments as of December 31, 2009	$2,388	$—	$49,274	$51,662

b. Net investment income

Net investment income for the years ended December 31, 2009, 2008 and 2007 is derived from the following sources:

	2009	2008	2007
Cash and cash equivalents	$1,948	$13,131	$16,912
Fixed maturities	67,254	70,547	70,248
Short-term investments	1,492	6,096	3,088
Other investments	3,152	8,306	10,519
Net investment expenses	(3,193)	(2,769)	(2,457)

Net investment income	$70,653	$95,311	$98,310

The following represents an analysis of gross realized investment gains (losses) and unrealized investment gains (losses) for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
Gross realized investment gains	$13,160	$8,577	$2,656
Gross realized investment losses	(19,488)	(6,382)	(3,772)
Other than temporary impairments	—	—	(12,592)
Net realized derivative gains	6,014	7,229	4,270

Net realized investment (losses) gains	(314)	9,424	(9,438)
Net unrealized investment gains (losses)—short-term and fixed maturity investments	73,943	(70,572)	—
Net unrealized investment gains (losses)—other investments	9,357	(10,415)	—
Net unrealized investment gains included in other comprehensive income	—	—	13,226

Net unrealized investment gains (losses)	83,300	(80,987)	13,226

Total net realized and unrealized investment gains (losses)	$82,986	$(71,563)	$3,788

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

c. Fixed maturity and short-term investments

The amortized cost and fair market value as of December 31, 2009 and 2008 are as follows:

December 31, 2009	Amortized Cost	Gross unrealized gains	Gross unrealized losses	Fair market value
U.S. government and agency securities	$330,962	$6,769	$(1,162)	$336,569
Non-U.S. government securities	3,659	144	(6)	3,797
Corporate debt securities	923,342	25,950	(3,803)	945,489
States, municipalities and political subdivisions	42,704	818	(497)	43,025
Mortgage-backed securities
Commercial	63,308	404	(4,126)	59,586
Agency residential	323,519	13,839	(322)	337,036
Non-agency residential	56,939	—	(22,797)	34,142
Asset-backed securities	28,063	744	(15)	28,792

Total fixed maturities	1,772,496	48,668	(32,728)	1,788,436
Total short-term investments	291,116	12	(63)	291,065

Total	$2,063,612	$48,680	$(32,791)	$2,079,501

December 31, 2008	Amortized Cost	Gross unrealized gains	Gross unrealized losses	Fair market value
U.S. government and agency securities	$279,636	$14,124	$(77)	$293,683
Non-U.S. government securities	4,281	225	(180)	4,326
Corporate debt securities	469,143	4,763	(27,596)	446,310
States, municipalities and political subdivisions	8,021	37	(1,348)	6,710
Mortgage-backed securities
Commercial	145,287	91	(22,884)	122,494
Agency residential	416,968	13,947	(351)	430,564
Non-agency residential	77,027	—	(32,280)	44,747
Asset-backed securities	62,123	106	(6,620)	55,609

Total fixed maturities	1,462,486	33,293	(91,336)	1,404,443
Total short-term investments	223,880	46	(57)	223,869

Total	$1,686,366	$33,339	$(91,393)	$1,628,312

The following table sets forth certain information regarding the credit ratings of the Company’s fixed income portfolio as of December 31, 2009:

Ratings	Amortized Cost	Fair Market Value	Percentage of total fair market value
AAA	$1,084,497	$1,103,909	61.7%
AA	164,142	167,667	9.4%
A	388,498	401,210	22.4%
BBB	93,589	95,079	5.3%
Lower than BBB	41,770	20,571	1.2%

Total	$1,772,496	$1,788,436	100.0%

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The contractual maturities of fixed maturity investments as of December 31, 2009 are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Market Value	Percentage of total fair market value
Due in one year or less	$114,980	$116,119	6.5%
Due in one year through five years	973,437	993,126	55.5%
Due in five years through ten years	156,989	163,726	9.2%
Due after ten years	55,261	55,909	3.1%

	1,300,667	1,328,880	74.3%
Mortgage-backed securities	443,766	430,764	24.1%
Asset-backed securities	28,063	28,792	1.6%

Total	$1,772,496	$1,788,436	100.0%

d. Other investments

The following is a summary of other investments as of December 31, 2009 and 2008:

	2009	2008
Bay Point Holdings Limited—common shares, at fair value	$2,388	$4,790
Bay Point Holdings Limited—preferred shares, at fair value	—	257
Fund of hedge funds, at fair value	49,274	40,970
Catastrophe bonds, at fair value	42,492	23,615
Derivatives, at fair value	(900)	(3,611)
Structured deposits, at fair value	49,618	—

Total other investments reported at fair value	142,872	66,021
New Point Limited, under equity method	2,079	21,363

Total other investments	$144,951	$87,384

Investments in Bay Point

On June 14, 2006, the Company acquired 62,500, or 13.8%, of the common shares and 2,750, or 9.2%, of the preferred shares of Bay Point for a total purchase price of $9.0 million. The Company has accounted for these investments at fair value, since the investments do not have a readily determinable market value and the Company does not exercise significant influence over the activities of Bay Point. For the year ended December 31, 2009, the Company accrued $0.01 million (for the year ended December 31, 2008: $0.3 million, for the year ended December 31, 2007: $0.4 million) of dividends on the preferred shares and recorded a $0.2 million (for the year ended December 31, 2008: $4.2 million, for the year ended December 31, 2007: $nil) increase in the fair value of its investment in the common shares of Bay Point. During 2009 and 2008, Bay Point returned common and preferred capital to its investors. During the year ended December 31, 2009, the Company received $2.9 million (for the year ended December 31, 2008: $8.6 million) related to its common and preferred investments in Bay Point.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

In conjunction with the Company’s investments in Bay Point, the Company entered into a quota share reinsurance agreement to cede 30% of its property-related lines of business to Bay Point Re Limited, a wholly owned subsidiary of Bay Point (“Bay Point Re”). This quota share reinsurance agreement expired on December 31, 2007.

The following is a summary of the amounts recognized in the accompanying consolidated financial statements for the years ended December 31, 2009, 2008 and 2007 related to this agreement:

	2009	2008	2007
Premiums ceded	$(700)	$(1,471)	$99,495
Ceded commissions	1,868	11,607	29,527
Ceded losses	(2,733)	4,006	26,361

As of December 31, 2009, $2.2 million was included in reinsurance balances receivable (December 31, 2008: $0.2 million) and $13.0 million (December 31, 2008: $25.4 million) in reinsurance losses recoverable related to this agreement.

Fund of hedge funds

On September 1, 2008, the Company invested $50 million with three funds of hedge fund managers. For the year ended December 31, 2009, these investments had a net unrealized investment gain of $8.3 million (year ended December 31, 2008: $9.0 million net unrealized investment loss). Each of our fund of hedge funds investments is subject to redemption periods ranging from, full redemption with 45 days notice to 50% of the value of the investment with 95 days notice and the remaining 50% of the value of the investment with 370 days notice. As of December 31, 2009, none of the funds have instituted provisions to prevent redemptions.

Catastrophe bonds

As of December 31, 2009, the Company had invested $42.4 million in catastrophe bonds ($25.0 million December 31, 2008). The Company receives quarterly interest payments on the catastrophe bonds based on variable interest rates ranging from 4.7% to 14.6% as of December 31, 2009 (December 31, 2008: one catastrophe bond with variable interest rate of 6.6%). The catastrophe bonds are scheduled to mature at various dates between May 24, 2011 and October 19, 2012. The redemption value of the bonds will adjust based on the occurrence of covered events such as windstorms and earthquakes across a number of geographic regions, including Japan, Europe, Mexico and the United States.

For the year ended December 31, 2009, the Company recorded $2.6 million of net investment income (for the year ended December 31, 2008: $0.9 million) and a $1.4 million increase (for the year ended December 31, 2008: $1.4 million decrease) in the estimated fair value of the catastrophe bonds. The changes in estimated fair value are included in net unrealized investment gains (losses) in the accompanying consolidated statements of operations.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Derivatives

The following is a summary of the derivatives held as of December 31, 2009 and 2008:

	2009	2008
Interest rate swaps, at fair value	$—	$(3,611)
Interest rate swaptions, at fair value	(1,034)	—
Interest rate options, at fair value	(34)	—
Foreign exchange forward contract, at fair value	168	—

Total derivatives	$(900)	$(3,611)

The Company uses various derivative instruments including: interest rate swaps, swaptions, futures, futures call and put options to adjust the curve and/or duration positioning of the investment portfolio, to obtain risk neutral substitutes for physical securities and to manage the overall risk exposure of the investment portfolio. As of December 31, 2009, the Company did not hold any interest rate swaps (December 31, 2008: $1.2 million cost, $189.8 million notional, expire between 2 and 30 years). As of December 31, 2009, the Company had sold interest rate swaption contracts with a cost basis of $0.8 million, a notional value of $94.1 million and expiration dates of February and April 2010 (December 31, 2008: $nil cost, $nil notional). The interest rate swaptions give the holder the right to enter into 7 year or 10 year pay fixed interest rate swap on expiration. The fair value of the interest rate swaptions is based on the present value of the net cashflows of underlying interest payments. As of December 31, 2009, the Company held 800 (December 31, 2008: 1,731) interest rate futures contracts each with an equivalent of $1 million exposure to changes in the underlying interest rates. The interest rate futures have no cost basis and changes in the market value settle daily through a cash margin account. As of December 31, 2009, the Company had sold interest rate call options with a cost basis of $0.01 million and a notional value of $3.3 million and had sold interest rate put options with a cost basis of $0.01 million and a notional value of $3.3 million with expiration dates of January and February 2010, respectively. The interest rate futures call and put options give the holder the right to purchase or sell an interest rate futures contract on expiration. The fair value of the interest rate options is based on the option strike price and the underlying interest rate.

The Company uses foreign exchange derivatives to hedge the economic impact of underlying non-U.S. dollar exposures. The fair values of these derivatives are based on prevailing foreign exchange rates. As of December 31, 2009, the Company held a put option giving the Company the right to sell 6.5 million Euros for $8.45 million on February 17, 2010. As of December 31, 2009, this option has a fair value of $nil. On October 23, 2009, the Company entered into a forward contract that requires the Company to sell 2.75 million Euros for $4.1 million on April 13, 2012. As of December 31, 2009, this forward contract had a fair value of $0.2 million. The Company has elected not to designate these derivatives as hedges. Changes in the fair values of these derivatives are included in net realized investment gains (losses).

Structured deposits

During 2009, the Company invested $50.0 million in two index-linked structured deposits. The deposits have guaranteed minimum redemption amounts of $24.7 million ($25.0 million original investment) and $24.3 million ($25.0 million original investment) and scheduled redemption dates of April 16, 2010 and December 18, 2013, respectively. The interest earned on the deposits is a function of the performance of the reference indices over the term of the deposits. The fair value of these investments is based on the quoted index reference points. For the year ended December 31, 2009, the Company recorded a $0.4 million decrease in the estimated fair value of the deposits (for the year ended December 31, 2008: $nil). These amounts are included in net unrealized investment gains (losses) in the accompanying consolidated statements of operations.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Investment in New Point

On December 17, 2007, the Company acquired 125,000 common shares of New Point for $12.5 million. On June 30, 2008, the Company acquired an additional 75,000 of common shares of New Point for $7.5 million. These investments relate to the Company’s investment in the 2008 underwriting year of New Point Re. On December 31, 2007, New Point agreed to repurchase all of the Company’s shares associated with its investment in the 2007 underwriting year of New Point Re. During 2008, the Company received $48.2 million related to the repurchased shares. For the year ended December 31, 2009, the Company recorded $0.3 million (for the year ended December 31, 2008: $2.5 million, for the year ended December 31, 2007: $9.1 million) to reflect the equity earnings on these investments. During 2009, the Company received $19.6 million related to its share of distributions from New Point.

In conjunction with the Company’s investments in New Point, the Company entered into an underwriting services agreement to provide certain underwriting, actuarial and other administrative services to New Point Re. For the year ended December 31, 2009, the Company recorded $0.4 million (for the year ended December 31, 2008: $2.5 million, for the year ended December 31, 2007: $7.8 million) related to this agreement. These amounts are included in other income in the consolidated statements of operations.

In December 2008, Harbor Point acquired all of the common shares of New Point III Limited (“New Point III”) for $35.0 million. In March 2009, Harbor Point invested an additional $2.2 million in New Point III. The results of New Point III are included in the consolidated results of the Company. This investment relates to the Company’s investment in the 2009 underwriting year of New Point Re III Limited, a wholly owned subsidiary of New Point III (“New Point Re III”).

7. Restricted Assets

New Point Re III writes fully collateralized retrocessional contracts whereby each contract of reinsurance is collateralized up to its full limit of loss. For each contract, a trust account is established and the full limit of loss under the contract is deposited into the trust account. The collateral is kept in the trust account until the termination of the trust agreement as agreed by the reinsured and New Point Re III.

In addition, HP Re Bermuda is a party to a reinsurance contract with Harbor Point Reinsurance U.S., Inc. (“HP Re U.S.”), a wholly owned subsidiary of Harbor Point, that requires that the reserve for losses and loss expenses and unearned premiums (less any reinsurance balances receivable) related to this contract be secured by a letter of credit or assets held in a reinsurance trust. As of December 31, 2009, this contract was secured by assets held in a reinsurance trust (December 31, 2008: secured by a letter of credit).

As disclosed in Note 10, the Company has issued two secured letters of credit for £16.8 million. The assets held to secure these letters of credit are included in restricted assets.

The following is a summary of the restricted assets as of December 31, 2009:

2009
Restricted assets included in cash and cash equivalents	$46,731
Restricted assets included in short-term investments	73,682
Restricted assets included in fixed maturities	221,266

$341,679

There were no restricted assets as of December 31, 2008.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

8. Losses and Loss Expenses

The reserve for losses and loss expenses as of December 31, 2009 and 2008:

	2009	2008
Reported but unpaid losses and loss expenses	$152,108	$141,090
Losses incurred but not reported	555,732	465,141

	$707,840	$606,231

Net loss and loss expenses for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
Loss and loss expenses paid	$143,128	$125,239	$40,482
Loss and loss expenses recovered	(14,925)	(8,590)	(3,773)
Change in unpaid loss and loss expenses	100,682	245,972	239,573
Change in reinsurance losses recoverable	14,189	544	(24,448)

	$243,074	$363,165	$251,834

The following table represents an analysis of paid and unpaid losses and a reconciliation of the beginning and ending unpaid losses and loss expenses for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
Reserve for losses and loss expenses at the beginning of periods	$606,231	$361,646	$121,275
Less: reinsurance recoverable at the beginning of periods	30,488	31,032	6,584

Net reserve for losses and loss expenses at the beginning of periods	575,743	330,614	114,691

Net loss and loss expenses incurred in respect of losses occurring in:
Current year	257,697	380,903	260,533
Prior years	(14,623)	(17,738)	(8,699)

Total incurred loss and loss expenses	243,074	363,165	251,834

Net loss and loss expenses paid in respect of losses occurring in:
Current year	19,704	64,737	16,122
Prior years	108,499	51,912	20,587

Total net paid losses	128,203	116,649	36,709

Foreign currency revaluation	927	(1,387)	798

Net reserve for losses and loss expenses at the end of periods	691,541	575,743	330,614

Add: reinsurance losses recoverable at the end of periods	16,299	30,488	31,032

Reserve for losses and loss related expenses at the end of periods	$707,840	$606,231	$361,646

Net loss and loss expenses include net favorable development on prior years’ losses of $14.6 million for the year ended December 31, 2009 ($17.7 million for the year ended December 31, 2008). Prior period development arises from changes to loss estimates recognized in the current year that relate to loss reserves first reported in previous calendar years.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The net favorable development on prior years’ losses for the year ended December 31, 2009 was primarily related to the Company reducing its estimate of losses on certain property quota share and per risk contracts due to favorable loss experience. The Company also recorded a $5.6 million reduction in its estimated net loss related to Hurricane Ike. The Company also reduced its estimate of losses on certain casualty contracts due to favorable loss experience.

The net favorable development on prior years’ losses for the year ended December 31, 2008 included favorable loss experience related to property quota share contracts and the June 2007 and July 2007 floods in the United Kingdom partially offset by unfavorable loss experience on contracts exposed to subprime losses.

The net favorable development on prior years’ losses for the year ended December 31, 2007 was primarily due to favorable loss experience on casualty contracts.

For the year ended December 31, 2009, the Company also recorded $9.9 million of additional loss reserves compared to a reduction of $1.7 million of loss reserves for the year ended December 31, 2008 related to premium adjustments on prior years’ contracts. There was no significant loss reserve development related to premium adjustments on prior years’ contracts for the year ended December 31, 2007.

9. Reinsurance

The Company purchases reinsurance to reduce the risk of exposure to large losses or a series of losses. The Company has purchased two types of reinsurance cover: excess of loss and quota share. Excess of loss covers provide a contractually set amount of coverage for the Company’s losses after an attachment point has been reached. The attachment point is generally based on the size of an industry loss combined with a fixed monetary amount of Company loss. Quota share covers provide a proportional amount of coverage from the first dollar of loss. Both types of reinsurance covers provide for recovery of a portion of losses and loss reserves from reinsurers. The Company remains liable to the extent that reinsurers do not meet their obligations under these agreements either due to solvency issues, contractual disputes or other reasons.

The breakdown of reinsurance premiums ceded by type for the years ended December 31, 2009, 2008 and 2007 is as follows:

	2009	2008	2007
Quota share	$(700)	$(1,491)	$99,495
Excess of loss	6,347	6,417	5,047

	$5,647	$4,926	$104,542

Gross, ceded and net amounts of premium written and premiums earned for the years ended December 31, 2009, 2008 and 2007 are as follows:

	2009		2008		2007
	Premiums written	Premiums earned	Premiums written	Premiums earned	Premiums written	Premiums earned
Gross	$607,520	$554,823	$511,714	$550,997	$672,476	$621,636
Ceded	(5,647)	(6,373)	(4,926)	(31,787)	(104,542)	(89,480)

Net	$601,873	$548,450	$506,788	$519,210	$567,934	$532,156

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

As of December 31, 2009, $16.3 million (December 31, 2008: $30.5 million) of reinsurance balances recoverable related to unpaid losses and loss expenses.

10. Debt and Financing Arrangements

Senior Unsecured Credit Facility

On June 12, 2007, the Company entered into an $850 million five-year senior unsecured credit facility. The credit facility allows the Company to issue letters of credit up to the full amount of the facility and to borrow up to $250 million for general corporate purposes. In addition, there is a $50 million sublimit for the issuance of secured letters of credit for the Company’s investment affiliates. Total usage under the credit facility is limited to $850 million. The Company may request an increase in the credit facility of up to $150 million, subject to there being sufficient participation by the syndicate of participating banks. As of December 31, 2009 and 2008, the Company had one outstanding loan for $200 million. This loan bears interest at LIBOR plus 0.35% (0.58% as of December 31, 2009, 1.78% as of December 31, 2008). This loan matured on January 8, 2010 at which time the Company renewed the loan for an additional month. For the year ended December 31, 2009, the Company recorded $1.4 million (for the year ended December 31, 2008: $6.6 million, for the year ended December 31, 2007: $2.8 million) of interest expense related to this loan.

The following is a summary of the utilization of the Company’s senior unsecured credit facility as of December 31, 2009 and 2008:

	2009	2008
Unsecured letters of credit outstanding	$439,725	$561,167
Secured letters of credit outstanding	—	30,000
Loans outstanding	200,000	200,000

Total committed	639,725	791,167
Available	210,275	58,833

Total	$850,000	$850,000

The senior unsecured credit facility contains various covenants, including the following financial covenants:

•	Maintenance of a maximum ratio of consolidated total debt to consolidated total capitalization of 35%;

•

Maintenance of a minimum level of consolidated net worth equal to 65% of our actual net worth as of September 30, 2007 with step-ups equal to 50% of net income plus 50% of proceeds of any equity issuance; and

•	Maintenance by HP Re Bermuda, HP Re U.S. and any other future insurance subsidiary of a Financial Strength Rating by A.M. Best Company, Inc. of not less than “B++”

The Company was in compliance with all covenants as of December 31, 2009 and 2008.

Lloyds Letter of Credit Facility

In July 2009, the Company entered into a £20 million letter of credit facility to issue secured letters of credit in support of the Company’s obligations to Lloyds syndicates. As of December 31, 2009, the Company had issued letters of credit under this facility for £16.8 million ($26.7 million based on December 31, 2009, exchange rate of £1.00 to $1.59).

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Convertible Note

In consideration of the business combination discussed in Note 4, the Company issued the Note to Chubb on December 15, 2005. The Note bore interest at 6% per annum and had a maturity date of December 31, 2020. On September 24, 2008, the Board of Directors of Harbor Point (the “Board of Directors”) determined that the conditions for conversion of the Note had been satisfied and approved the conversion of the Note effective October 1, 2008. As a result, on October 1, 2008, Harbor Point issued 2,000,000 common shares, par value $1, to Chubb.

Interest on the Note was payable quarterly in arrears. For the year ended December 31, 2009, the Company expensed $nil of interest related to the Note (for the year ended December 31, 2008: $9.0 million, for the year ended December 31, 2007: $12.0 million).

11. Benefit Plans

1) Retirement Plans

The Company provides retirement benefits to eligible employees through various plans sponsored by the Company.

a) Defined contribution plans

The Company has three defined contribution plans that are managed externally pursuant to which employees and the Company contribute on a monthly basis. During the year ended December 31, 2009, pension expense totaled $1.5 million (for the year ended December 31, 2008: $1.6 million, for the year ended December 31, 2007: $1.2 million).

b) Deferred compensation plan

The Company has a deferred compensation plan that is managed externally pursuant to which the Company contributes amounts on behalf of employees who have reached statutory limits under qualified plans. The plan assets are held by the Company in trust for the benefit of the employees. As of December 31, 2009, the Company held $1.6 million (December 31, 2008: $1.2 million) of assets related to this plan.

2) Equity Compensation Plan

The Company has reserved 1,750,000 shares for issuance of awards pursuant to the Company’s 2006 equity compensation plan (the “Equity Plan”). The Equity Plan is administered by the Compensation Committee of the Board of Directors.

a) Options

Stock options granted under the Equity Plan expire ten years after the date of grant and vest ratably on an annual basis over five years from the date of grant.

During the year ended December 31, 2009, the Company expensed $1.6 million (year ended December 31, 2008: $2.9 million, year ended December 31, 2007: $6.7 million) related to the grant of options and realized a tax benefit of $0.3 million (year ended December 31, 2008: $0.5 million, year ended December 31, 2007: $1.3 million). As of December 31, 2009, there was $1.1 million of unrecognized compensation cost related to options,

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

which is expected to be recognized over the weighted average period of 1.2 years. There were no options granted or exercised in 2009 or 2008. The fair value of each option granted in 2007 was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 4.05%—4.68%, weighted average expected life of 6.0 years, a dividend yield of 1.47%—4.09% and an expected volatility of 25%. The expense represents the proportionate accrual of the fair value of each grant, calculated on a straight-line basis over the vesting period for each separately vesting portion of the award.

The following is a summary of stock options granted under the Equity Plan and related activity for the years ended December 31, 2009, 2008 and 2007:

	2009		2008		2007
	Number of Options	Average Exercise Price	Number of Options	Average Exercise Price	Number of Options	Average Exercise Price
Outstanding—beginning of period	593,000	$100.61	599,500	$100.60	577,250	$100.00
Granted	—	—	—	—	22,750	115.92
Forfeited	(11,750)	101.05	(6,500)	100.00	(500)	100.00

Outstanding—end of period	581,250	$100.60	593,000	$100.61	599,500	$100.60

The following table summarizes information about the Company’s stock options for options granted under the Equity Plan and outstanding as of December 31, 2009:

	Options Outstanding			Options Exercisable
Range of exercise prices	Number of Options	Average Exercise Price	Remaining Contractual Life	Number of Options	Average Exercise Price
$100.00	559,250	$100.00	6.2	335,550	$100.00
$105.38—$116.40	22,000	115.90	7.7	8,800	115.90

b) Restricted share awards

The restricted share awards granted prior to 2008 vest ratably on an annual basis over five years from the date of grant. The restricted share awards granted after 2008 vest five years from the date of grant. The Company pays dividends on the restricted share awards to the same extent paid to holders of the Company’s common shares; however, dividends paid on unvested restricted share awards are held by the Company until the shares vest. The dividends are forfeited if the shares are forfeited prior to vesting.

During the year ended December 31, 2009, the Company expensed $8.2 million (for the year ended December 31, 2008: $8.6 million, year ended December 31, 2007: $12.3 million) related to the restricted share awards and realized a tax expense of $0.1 million (for the year ended December 31, 2008: tax expense of $0.3 million, for the year ended December 31, 2007: tax benefit of $0.7 million). As of December 31, 2009, there was $19.3 million of unrecognized compensation cost related to these awards which is expected to be recognized over a weighted average period of 2.2 years. The expense represents the proportionate accrual of the fair value of each restricted share award, calculated on a straight-line basis over the vesting period.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The following is a summary of restricted share awards granted under the Equity Plan and related activity for the years ended December 31, 2009, 2008 and 2007:

	2009		2008		2007
	Number of Shares	Average Grant-Date Fair Value	Number of Shares	Average Grant-Date Fair Value	Number of Shares	Average Grant-Date Fair Value
Unvested—beginning of period	374,105	$100.24	351,085	$100.24	431,875	$100.00
Granted	116,000	98.61	113,600	101.27	5,625	114.96
Vested	(86,410)	100.19	(87,490)	100.19	(86,375)	100.00
Forfeited	(8,420)	100.39	(3,090)	100.00	(40)	100.00

Unvested—end of period	395,275	$100.08	374,105	$100.57	351,085	$100.24

c) Stock Appreciation Rights

The Company has not issued any stock appreciation rights under the Equity Plan.

12. Income Taxes

Bermuda

Under current Bermuda law, the Company is not required to pay any taxes in Bermuda on its income or capital gains. The Company has received an undertaking from the Minister of Finance in Bermuda that, in the event of any taxes being imposed, the Company will be exempt from taxation in Bermuda until March 28, 2016.

United States

The Company intends to operate in a manner such that neither it nor its Bermuda subsidiaries will be subject to United States income taxes. However, certain of the Company’s subsidiaries are incorporated in the United States and are subject to federal, state and local corporate income taxes and other taxes applicable to United States corporations. The provision for federal income taxes has been determined under the principles of the consolidated tax provisions of the United States Internal Revenue Code and Regulations thereunder. Should the United States subsidiaries pay a dividend to the Company, certain withholding taxes would apply.

Income tax expense for the years ended December 31, 2009, 2008 and 2007 was as follows:

	2009	2008	2007
Current income tax expense	$8,559	$141	$2,365
Net deferred income tax expense (recovery)	2,154	1,607	(3,191)

	$10,713	$1,748	$(826)

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Deferred income taxes reflect the tax impact of temporary differences between carrying amounts of assets and liabilities for financial reporting and tax purposes. The significant components of the net deferred tax assets as of December 31, 2009 and 2008 are as follows:

	2009	2008
Incentive compensation expense	$5,176	$1,960
Increase in 20% non-deductible unearned premium	3,441	3,023
Increase in loss reserve discount	2,089	708
Increase in deferred acquisition costs	(4,682)	(4,030)
Net unrealized investment (gains) losses	(6,890)	101
Net realized investment losses	591	—
Other	(4)	(4)

Net deferred tax (liabilities) assets included in (accounts payable and accrued expenses) other assets	(279)	1,758
Stock compensation	7,058	6,910
Valuation allowance	(600)	(335)

Net deferred tax assets included in additional paid-in capital	6,458	6,575

Total net deferred tax assets	$6,179	$8,333

A valuation allowance of $0.6 million and $0.3 million was recorded as of December 31, 2009 and 2008, respectively, primarily related to the Company’s U.S. subsidiaries’ inability to fully utilize the benefits from temporary differences in their future state and local income tax returns. Management believes it is more likely than not that the tax benefits related to all cumulative temporary differences as of December 31, 2009, after considering the valuation allowance described above, will be realized. In addition, there were no unrecognized tax benefits related to uncertain tax positions as of December 31, 2009 and 2008.

A reconciliation between the expected tax expense based on income (loss) before taxes and the U.S. statutory federal rate of 35% and the provision for income taxes for the years ended December 31, 2009, 2008 and 2007 is provided below:

	2009	2008	2007
Pre-tax income (loss) at U.S. statutory federal rate of 35%	$91,294	$(3,929)	$56,115
Expected tax on permanent differences:
Non taxable (income) loss	(79,805)	5,657	(56,523)
Non deductible expenses	41	46	32
Amortization of insurance licenses	(144)	(144)	(144)
Dividends paid on vested options and restricted share awards	(205)	(410)	(105)
Tax exempt interest	(324)	—	—
State and local tax (recovery) expense, net of federal benefit	(184)	608	(26)
Valuation allowance	265	—	(94)
Other	(225)	(80)	(81)

Total income tax expense (recovery)	$10,713	$1,748	$(826)

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

United Kingdom

Effective January 1, 2009, the Company became subject to taxation on the operations of HP Re Bermuda’s United Kingdom branch, Harbor Point Re UK (“HP Re UK”). In addition to including the underwriting income generated by the contracts written by HP Re UK and the direct costs attributable to the operations of HP Re UK, the preparation of a tax filing for HP Re UK requires that we allocate investment income (associated with capital allocation) and certain costs of HP Re Bermuda related to support of HP Re UK. The Company is in the process of determining these allocations for the HP Re UK 2009 tax return. For the year ended December 31, 2009, the Company does not expect any taxable income or related tax expense related to HP Re UK.

13. Related Party Transactions

In addition to the transactions disclosed in Notes 4, 6 and 7 to these consolidated financial statements, the following additional transactions are classified as related party transactions, as each counterparty has either a direct or indirect shareholding in the Company or the Company has an investment in such counterparty.

The Company has entered into assumed reinsurance agreements with Federal, including those disclosed in Note 4. The following is a summary of the amounts recognized in the accompanying financial statements for the years ended December 31, 2009, 2008 and 2007 related to these agreements:

	2009	2008	2007
Gross premiums written	$18,685	$(28,160)	$385,912
Acquisition costs	13,682	83,391	96,914
Net loss and loss expense	2,458	154,396	207,235

As of December 31, 2009, $5.9 million (December 31, 2008: $2.2 million) was included in reinsurance balances receivable and $336.5 million (December 31, 2008: $386.0 million) in reserve for loss and loss expenses related to these agreements.

The Company entered into an advisory agreement on December 15, 2005 with Stone Point Capital LLC (“Stone Point”), a founding investor in the Company. Under this agreement, Stone Point provided advisory services in connection with the organization of the Company, including the Chubb Re acquisition, and provides certain ongoing services. Fees payable under the agreement consist of a $25.0 million fee paid and expensed in connection with the initial organization and a $1.0 million fee to be paid annually for a period of five years in respect of on-going services. For the years ended December 31, 2009, 2008 and 2007, the Company expensed $1.0 million related to the annual fee of which $1.0 million was included in accounts payable and accrued liabilities as of December 31, 2009 (December 31, 2008: $1.0 million).

Banc of America Securities LLC is one of the lead arrangers on our credit facility and Bank of America, N.A. participates in the credit facility as a lender. An affiliate of these companies is a shareholder of the Company. Wachovia Bank, N.A. also participates in the credit facility as a lender and an affiliated company is a shareholder of the Company. Bank of America Securities LLC is entitled to certain fees under the credit facility in their role as lead arranger and Bank of America, N.A. and Wachovia Bank, N.A. are entitled to certain fees based on their commitments under the credit facility. During the year ended December 31, 2009, we incurred $2.4 million (for the year ended December 31, 2008: $1.6 million, for the year ended December 31, 2007: $1.5 million) of total credit facility fees and $1.4 million (for the year ended December 31, 2008: $6.6 million, for the year ended December 31, 2007: $2.8 million) of interest expense under these credit facility agreements.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

14. Shareholders’ Equity

a) Authorized shares

The authorized share capital is 100,000,000 Class A common shares of par value $1 per share.

b) Share warrants

In connection with the formation of the Company, the Company issued warrants to certain founding shareholders and employees to purchase up to approximately 5.0% of the aggregate number of outstanding shares, calculated on a fully diluted basis. In connection with the conversion of the Note, the Company issued warrants to Chubb to purchase up to approximately 5.0% of the aggregate number of outstanding shares, calculated on a fully diluted basis.

The warrants had an original exercise price of $100 per share and are subject to anti-dilution provisions that adjust in the event of certain specified events such as payment of cash dividends, issuance of stock dividends, issuance of additional shares or equity instruments at less than fair value, and capital reorganizations. The anti-dilution provisions seek to ensure that the holder is in the same economic position as if the warrant had been exercised immediately prior to such specified event. As of December 31, 2009, the warrants had an average exercise price of $85.38 per share (December 31, 2008: $88.34 per share). The expiration date for the warrants issued to founding shareholders is December 15, 2015 and the expiration date for warrants issued to employees is May 15, 2016. The warrants are exercisable at any time prior to their expiration.

As of December 31, 2009, 2,337,235 (December 31, 2008: 2,253,272) common shares were issuable pursuant to the warrants.

The warrants were granted to the founding shareholders, the employees and Chubb as an inducement to purchase shares in the Company; therefore, no compensation expense has been recorded in connection with the warrants.

c) Forward sale agreement

The Company entered into an Investment Agreement with Chubb Investment Partnership, L.P. (the “Partnership”), a Cayman Island exempted limited partnership, on December 15, 2005. The Investment Agreement obligated the Partnership to purchase, and the Company to sell, 241,435 common shares for a purchase price of $100 per share upon the satisfaction of various conditions, including the conversion of the Note. The Investment Agreement also obligated the Company to issue a warrant to the Partnership in connection with the issuance of the common shares.

On July 10, 2008, the Investment Agreement was terminated and the Company and Trident Capital III, L.P. (“Trident”) entered into an agreement (the “Trident Agreement”) pursuant to which Trident was obligated to purchase, and the Company was obligated to sell, 241,435 common shares for a purchase price of $100 per share upon the satisfaction of various conditions, including the conversion of the Note. The Trident Agreement also obligated the Company to issue a warrant to Trident in connection with the issuance of the common shares.

On October 1, 2008, the Note was converted. On October 8, 2008, Trident purchased 241,435 common shares for a purchase price of $100 per share and the Company issued a warrant to Trident to acquire approximately 0.5% of the aggregate number of outstanding shares calculated on a fully diluted basis.

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

d) Dividends declared

On December 2, 2009, the Board of Directors approved the payment of a dividend of $3.60 per common share, or $60.4 million, payable on December 30, 2009. The dividend was paid on all outstanding common shares, including restricted share awards. Dividends on unvested restricted share awards are held by the Company until the restricted share awards vests. In addition, the Board of Directors approved the payment of dividend equivalents of $3.60 per share on vested options.

On March 15, 2008, the Board of Directors approved the payment of a dividend of $7.6625 per common share, or $109.1 million, payable on March 28, 2008. The dividend was paid on all outstanding common shares, including restricted share awards. Dividends on unvested restricted share awards are held by the Company until the restricted share awards vests. In addition, the Board of Directors approved the payment of dividend equivalents of $7.6625 per share on vested options.

On March 15, 2007, the Board of Directors approved the payment of a dividend of $5.1725 per common share, or $73.0 million, payable on April 12, 2007. The dividend was paid on all outstanding common shares, including restricted share awards. Dividends on unvested restricted share awards are held by the Company until the restricted share awards vests. In addition, the Board of Directors approved the payment of dividend equivalents of $5.1725 per share on vested options.

e) Share repurchases to satisfy minimum tax withholding obligation

During the year ended December 31, 2009, the Company repurchased 16,570 (December 31, 2008: 11,730) common shares from employees for $1.6 million (December 31, 2008: $1.3 million) in order to satisfy the Company’s minimum tax withholding obligation on vested restricted stock. There were no share repurchases during the year ended December 31, 2007.

15. Commitments

The Company and its subsidiaries lease office space in the countries in which they operate under operating leases with various expiration dates. The Company renews and enters into new leases in the ordinary course of business as required. Total rent expense with respect to these operating leases for the year ended December 31, 2009 was $1.3 million (for the year ended December 31, 2008: $1.5 million).

Future minimum lease payments under the leases are expected to be as follows:

2010	1,309
2011	1,201
2012	608
2013	436
2014	—
Thereafter	—

Total minimum future lease commitments	$3,554

16. Statutory Financial Information

The Company’s reinsurance operations are subject to laws and regulations in the jurisdictions in which they operate, including Bermuda, the United States and the United Kingdom. These regulations include restrictions on

HARBOR POINT LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

the amount of dividends or other distributions available to shareholders without prior approval of the regulatory authorities. As of December 31, 2009, the maximum amount of distributions that our subsidiaries could pay to Harbor Point was approximately $263.7 million.

Bermuda

During 2008, the Bermuda Monetary Authority (“BMA”) implemented a new risk based capital return. This risk based capital return introduced the enhanced capital requirement and a target capital level (120% of the enhanced capital requirement). The BMA can take various levels of regulatory action if actual statutory capital and surplus were to decrease below these required levels. The unaudited statutory capital and surplus and required capital levels for HP Re Bermuda as of December 31, 2009 along with amounts reported to the BMA as of December 31, 2008 were as follows:

	2009	2008
Minimum statutory capital and surplus	$260,112	$222,561
Actual statutory capital and surplus	1,474,974	1,274,607
Enhanced capital requirement	437,115	333,187
Target capital level	524,538	399,825

United States

The required capital and surplus for the Company’s U.S. operating subsidiary, HP Re U.S. is estimated based on risk based capital (“RBC”) requirements established by the National Association of Insurance Commissioners (“NAIC”) and adopted by the State Insurance Department where HP Re U.S. is domiciled (together, the “U.S. Regulators”). The U.S. Regulators can take various levels of regulatory action if actual statutory capital and surplus were to decrease below these required levels. The unaudited statutory capital and surplus for HP Re U.S., the principal operating subsidiary located in the United States, as of December 31, 2009 along with audited figures as of December 31, 2008 were as follows:

	2009	2008
Authorized control level RBC	$22,850	$14,173
Total adjusted capital	530,343	514,401

United Kingdom

During 2008, HP Re Bermuda also became subject to regulation by the Financial Services Authority (“FSA”) as a result of its formation of HP Re UK. The Company is required to file an annual return with the FSA covering the global business of HP Re Bermuda. Similar to the regulatory requirements of Bermuda and the United States, the required capital and surplus is based on risk based capital requirements. The unaudited capital resources for HP Re Bermuda as of December 31, 2009, along with audited amounts as of December 31, 2008 as reported to the FSA were as follows (2009 figures presented based on exchange rate of £1.00 to $1.59, 2008 figures presented based on exchange rate of £1.00 to $1.45):

	2009	2008
Minimum capital requirement	$131,553	$111,070
Capital resources	1,567,701	1,347,572

HARBOR POINT LIMITED AND SUBSIDIARIES

FINANCIAL STATEMENTS

AS OF MARCH 31, 2010 AND DECEMBER 31, 2009 AND

FOR THE THREE MONTHS ENDED MARCH 31, 2010, AND MARCH 31, 2009

Item 1.	Financial Statements

HARBOR POINT LIMITED

CONSOLIDATED BALANCE SHEETS

As of March 31, 2010 and December 31, 2009

(Expressed in thousands of U.S. dollars, except share amounts)

	March 31, 2010	December 31, 2009
	(Unaudited)
Assets
Fixed maturities, at fair value (amortized cost: 2010—$1,905,899; 2009—$1,772,496)	$1,933,504	$1,788,436
Short-term investments, at fair value (amortized cost: 2010—$213,575; 2009—$291,116)	213,552	291,065
Other investments	147,854	144,951

Total investments	2,294,910	2,224,452
Cash and cash equivalents	390,279	360,530
Accrued interest receivable	16,701	15,219
Reinsurance balances receivable	362,955	242,363
Deferred acquisition costs	135,556	96,969
Prepaid reinsurance premiums	7,570	2,074
Reinsurance balances recoverable	15,394	16,299
Goodwill	251,729	251,729
Intangible assets	6,200	6,200
Other assets	6,076	7,580

Total assets	$3,487,370	$3,223,415

Liabilities
Reserve for losses and loss expenses	$762,545	$707,840
Unearned premiums	535,366	374,491
Accounts payable and accrued expenses	20,639	43,917
Payable for investments purchased	25,893	—
Short-term debt	200,000	200,000
Reinsurance balances payable	13,705	4,064
Additional purchase price considerations	3,151	3,403

Total liabilities	1,561,299	1,333,715

Shareholders' Equity
Common shares (issued and outstanding 2010: 16,542,522; 2009: 16,038,670)	16,543	16,039
Additional paid-in capital	1,653,750	1,651,355
Retained earnings	255,778	222,306

Total shareholders' equity	1,926,071	1,889,700

Total liabilities and shareholders' equity	$3,487,370	$3,223,415

See accompanying notes to unaudited interim consolidated financial statements.

HARBOR POINT LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)

For the Quarters ended March 31, 2010 and 2009

(Expressed in thousands of U.S. dollars)

	Quarters ended
	March 31, 2010	March 31, 2009
Revenues
Gross premiums written	$306,637	$228,508
Premiums ceded	(7,166)	(4,125)

Net premiums written	299,471	224,383
Change in net unearned premiums	(155,379)	(97,067)

Net premiums earned	144,092	127,316
Net investment income	16,463	18,725
Net realized investment gains	4,449	2,115
Net unrealized investment gains (losses)	14,102	(204)
Other income	136	493

Total revenues	179,242	148,445

Expenses
Net loss and loss expenses	91,729	59,558
Acquisition costs	29,754	26,981
General and administrative expenses	14,435	17,800
Interest expense	284	412
Merger and acquisition expenses	5,664	—
Foreign exchange losses	1,583	1,565

Total expenses	143,449	106,316

Income before income taxes	35,793	42,129
Income tax expense	2,321	611

Net income and comprehensive income	$33,472	$41,518

See accompanying notes to unaudited interim consolidated financial statements.

HARBOR POINT LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

For the Quarters ended March 31, 2010 and 2009

(Expressed in thousands of U.S. dollars)

	Quarters ended
	March 31, 2010	March 31, 2009
Common shares
Balance at beginning of period	$16,039	$15,969
Issued during period	504	61

Balance at end of period	16,543	16,030

Additional paid-in capital
Balance at beginning of period	1,651,355	1,642,949
Repayment of employee loans to purchase shares	—	247
Shares repurchased	(990)	(1,626)
Stock compensation expense, net of tax	3,385	3,552

Balance at end of period	1,653,750	1,645,122

Retained earnings
Balance at beginning of period	222,306	32,554
Net income	33,472	41,518

Balance at end of period	255,778	74,072

Total shareholders' equity	$1,926,071	$1,735,224

See accompanying notes to unaudited interim consolidated financial statements.

HARBOR POINT LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

For the Quarters ended March 31, 2010 and 2009

(Expressed in thousands of U.S. dollars)

	Quarters ended
	March 31, 2010	March 31, 2009
Cash flows provided by (used in) operating activities:
Net income	$33,472	$41,518
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	2,135	2,350
Deferred tax expense associated with stock compensation expense	1,250	1,202
Net realized investment gains	(4,449)	(2,115)
Net unrealized investment (gains) losses	(14,102)	204
Net accretion on investments	2,226	(398)
Equity earnings and change in fair value of other investments	(86)	(149)
Net foreign exchange losses on cash and cash equivalents	874	388
Amortization of intangible assets	—	2,244
Amortization of runoff obligation	(252)	(333)
Change in:
Accrued interest receivable	(1,482)	(1,590)
Reinsurance balances receivable	(120,592)	(52,095)
Deferred acquisition costs	(38,587)	(19,152)
Prepaid reinsurance premiums	(5,496)	(1,048)
Reinsurance balances recoverable	905	2,332
Other assets	1,504	246
Reserve for losses and loss expenses	54,705	31,851
Unearned premiums	160,875	98,115
Accounts payable and accrued expenses	(21,358)	(2,979)
Reinsurance balances payable	9,641	275

Cash provided by operating activities	61,183	100,866

Cash flows provided by (used in) investing activities:
Purchases of fixed maturity investments	(224,520)	(296,244)
Sales and maturities of fixed maturity investments	117,036	125,401
Sales (purchases) of short-term investments, net	76,845	(2,584)
Purchases of other investments	—	(4,389)
Sales and maturities of other investments	2,485	19,340

Cash used in investing activities	(28,154)	(158,476)

Cash flows provided by (used in) financing activities:
Repurchase of shares to satisfy minimum tax withholding obligations	(486)	(1,565)
Dividends paid	(1,920)	—
Repayment of employee loans to purchase common shares	—	247

Cash used in financing activities	(2,406)	(1,318)

Effect of exchange rate changes on foreign currency cash	(874)	(388)

Net increase (decrease) in cash and cash equivalents	29,749	(59,316)
Cash and cash equivalents at beginning of the period	360,530	505,117

Cash and cash equivalents at end of the period	$390,279	$445,801

Supplemental disclosure of cash flow information:
Interest paid	$288	$573

Income taxes paid	$170	$51

See accompanying notes to unaudited interim consolidated financial statements.

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

1. Organization

Harbor Point Limited (“Harbor Point”) is a holding company organized under the laws of Bermuda on October 24, 2005. Effective December 15, 2005, Harbor Point acquired the continuing operations and certain assets of Chubb Re, Inc. (“Chubb Re”), the assumed reinsurance division of The Chubb Corporation (“Chubb”). These assets included the renewal rights to the in-force assumed reinsurance business underwritten, placed and serviced by Chubb Re on behalf of Federal Insurance Company (“Federal”), the principal operating subsidiary of Chubb. Harbor Point did not acquire any of the in-force business or related reserves of Chubb Re.

Harbor Point, through its operations in Bermuda, the United States and the United Kingdom, provides a broad range of reinsurance products on a worldwide basis.

On March 3, 2010, Harbor Point, Max Capital Group Ltd. (“Max”) and Alterra Holdings Limited (“Alterra”), a direct wholly owned subsidiary of Max, entered into an Agreement and Plan of Amalgamation (“Amalgamation Agreement”) pursuant to which Harbor Point will amalgamate with Alterra. In connection with the amalgamation, Harbor Point shareholders will receive 3.7769 Max voting common shares, $1.00 par value per share, for each Class A voting common share, $1.00 par value per share, of Harbor Point. See additional information in the joint proxy statement / prospectus, which forms part of a registration statement on Form S-4 filed by Max with the Securities and Exchange Commission on March 22, 2010.

2. Basis of presentation

These consolidated financial statements include the accounts of Harbor Point and all of its subsidiaries (together, the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All significant intercompany accounts and transactions have been eliminated. The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. The major estimates reflected in the Company’s consolidated financial statements include the reserve for losses and loss expenses, premium estimates for business written on a quota share basis, valuation of fixed maturity and other investments and the assumptions used to support the carrying value of goodwill.

The terms “FAS” and “FASB” used in these notes refer to Statements of Financial Accounting Standards issued by the United States Financial Accounting Standards Board. On July 1, 2009, the FASB launched the Accounting Standards Codification (“ASC”), a structural overhaul to U.S. GAAP that changes from a standards-based model to a topically based model. The topics are organized by ASC number and are updated with the issuance of an Accounting Standards Update (“ASU”). ASUs replace accounting changes that historically were issued as FASB Statements, FASB Interpretations, FASB Staff Positions, or other types of FASB standards.

These unaudited consolidated financial statements should be read in conjunction with our audited financial statements for the year ended December 31, 2009. These unaudited consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, these unaudited consolidated financial statements reflect all adjustments considered necessary for a fair presentation of the Company’s financial position and results of operations for the periods presented. Because Harbor Point is a privately held company, certain items that would be applicable to a publicly traded company have been omitted from these financial statements.

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

3. Recent Accounting Pronouncements

a. New Accounting Pronouncements Adopted in 2010

In June 2009, the FASB issued guidance that amended the previous consolidation guidance applicable to variable interest entities (“VIEs”), including (1) whether an entity is a VIE, (2) whether the enterprise is the VIE’s primary beneficiary and (3) what type of financial statement disclosures are required. This guidance was effective for the Company on January 1, 2010 and did not have a material effect on its unaudited consolidated financial statements.

In September 2009, the FASB issued guidance on measuring the fair value of certain alternative investments. The new guidance offers a practical expedient for measuring the fair value of investments in certain entities that calculate net asset value per share (“NAV”). This guidance was effective for the Company as of January 1, 2010 and did not have a material effect on its unaudited consolidated financial statements.

In January 2010, the FASB issued guidance on improving disclosures about fair value measurements. The guidance requires new disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances and settlements related to Level 3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. This guidance was effective for the Company on January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances and settlements on a gross basis, which will be effective for the Company on January 1, 2011. The adoption of this guidance did not have a material effect on the Company’s unaudited consolidated financial statements.

b. Accounting Standards Not Yet Adopted

There are no new accounting standards that have not yet been adopted that Harbor Point believes will have a material impact on its consolidated financial statements.

4. Acquisition of Chubb Re

On December 15, 2005, the Company acquired certain assets of Chubb Re, the assumed reinsurance division of Chubb. Pursuant to the transaction, Federal and the Company also entered into the following agreements:

Reinsurance Services Agreement (“Reinsurance Agreement”)

Federal appointed Harbor Point Services, Inc. (“HP Services”) to act as a reinsurance manager with binding authority to underwrite a book of new and renewal assumed reinsurance business on behalf of Federal in a manner similar to that performed previously by Chubb Re. Under this agreement, HP Services handles all aspects of the book of business, including underwriting, actuarial, claims management, accounting and reporting, each within specific guidelines provided by Federal. The underwriting authorities in the Reinsurance Agreement expired on December 31, 2007.

Retrocessional Quota Share Contracts

In 2006 and 2007, Harbor Point Re Limited (“HP Re Bermuda”) assumed business under quota share contracts with Federal covering (1) 90% of property and other short tail risks, and (2) 75% of casualty risks, in both cases relating to the business underwritten by HP Services on behalf of Federal pursuant to the Reinsurance Agreement described above.

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Runoff Services Agreement

The Company provides claims management services on Federal’s behalf with respect to reinsurance business of Federal produced by Chubb Re from December 7, 1998 to December 31, 2005. This agreement may be terminated at any time at the sole discretion of Federal. Except for certain direct claims costs, there is no consideration paid by Federal or Chubb Re to the Company under this agreement. The Company accrued $14.6 million for the estimated future costs associated with such services as part of the purchase price. For the quarter ended March 31, 2010, the Company incurred $0.3 million (quarter ended March 31, 2009: $0.3 million) of costs related to this obligation resulting in a remaining obligation of $3.2 million as of March 31, 2010 (December 31, 2009: $3.4 million). This amount is included in additional purchase price consideration in the accompanying unaudited consolidated balance sheets.

5. Investments

a. Fair value of investments

As of March 31, 2010, the Company’s investments that are carried at fair value are allocated between levels 1, 2 and 3 as follows:

	Level 1	Level 2	Level 3	Total
U.S. government and agency securities	$272,699	$71,718	$—	$344,417
Non-U.S. government securities	—	3,852	—	3,852
Corporate debt securities	—	1,084,901	—	1,084,901
States, municipalities and political subdivisions	—	42,367	—	42,367
Mortgage-backed securities:
Commercial	—	64,091	—	64,091
Agency residential	—	340,712	—	340,712
Non-agency residential	—	34,269	—	34,269
Asset-backed securities	—	18,895	—	18,895

Total fixed maturities	272,699	1,660,805	—	1,933,504
Short-term investments	213,552	—	—	213,552
Other investments:
Interest rate swaptions	—	(403)	—	(403)
Interest rate options	—	(39)	—	(39)
Foreign exchange forward contract	—	410	—	410
Bay Point Holdings Limited—common shares	—	—	2,474	2,474
Fund of hedge funds	—	—	50,591	50,591
Catastrophe bonds	—	43,028	—	43,028
Structured deposits	—	49,930	—	49,930

Total other investments, at fair value	—	92,926	53,065	145,991

Total investments carried at fair value	$486,251	$1,753,731	$53,065	$2,293,047

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The following table presents a reconciliation of the beginning and ending balances for all investments measured at fair value on a recurring basis using Level 3 inputs for the year ended December 31, 2009 and the quarter ended March 31, 2010.

	Bay Point Common shares	Bay Point Preferred shares	Fund of hedge funds	Total
Level 3 investments as of January 1, 2009	$4,790	$257	$40,970	$46,017
Net unrealized gains included in net income	—	—	8,304	8,304
Change in fair value included in net income	241	—	—	241
Settlements	(2,643)	(257)	—	(2,900)

Level 3 investments as of December 31, 2009	$2,388	$—	$49,274	$51,662
Net unrealized gains included in net income	—	—	1,317	1,317
Change in fair value included in net income	86	—	—	86

Level 3 investments as of March 31, 2010	$2,474	$—	$50,591	$53,065

There were no transfers between Levels 1, 2 and 3 of the fair value hierarchy for any of the periods presented.

b. Net investment income

Net investment income for the quarters ended March 31, 2010 and 2009 is derived from the following sources:

	Quarter ended
	March 31, 2010	March 31, 2009
Cash and cash equivalents	$279	$733
Fixed maturities	15,947	17,357
Short-term investments	222	777
Other investments	876	578
Net investment expenses	(861)	(720)

Net investment income	$16,463	$18,725

The following represents an analysis of gross realized investment gains (losses) and unrealized investment gains (losses) for the quarters ended March 31, 2010 and 2009:

	Quarter ended
	March 31, 2010	March 31, 2009
Gross realized investment gains	$1,583	$697
Gross realized investment losses	(26)	(2,258)
Net realized derivative gains	2,892	3,676

Net realized investment gains	4,449	2,115
Net unrealized investment gains (losses)—short-term and fixed maturity investments	11,693	(370)
Net unrealized investment gains—other investments	2,409	166

Net unrealized investment gains (losses)	14,102	(204)

Total net realized and unrealized investment gains	$18,551	$1,911

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

c. Fixed maturity and short-term investments

The amortized cost and fair market value as of March 31, 2010 and December 31, 2009 are as follows:

March 31, 2010	Amortized Cost	Gross unrealized gains	Gross unrealized losses	Fair market value
U.S. government and agency securities	$338,769	$6,180	$(532)	$344,417
Non-U.S. government securities	3,792	60	—	3,852
Corporate debt securities	1,056,995	30,985	(3,079)	1,084,901
States, municipalities and political subdivisions	42,183	721	(537)	42,367
Mortgage-backed securities:
Commercial	64,691	1,754	(2,354)	64,091
Agency residential	326,079	14,938	(305)	340,712
Non-agency residential	55,276	135	(21,142)	34,269
Asset-backed securities	18,114	787	(6)	18,895

Total fixed maturities	1,905,899	55,560	(27,955)	1,933,504
Total short-term investments	213,575	16	(39)	213,552

Total	$2,119,474	$55,576	$(27,994)	$2,147,056

December 31, 2009	Amortized Cost	Gross unrealized gains	Gross unrealized losses	Fair market value
U.S. government and agency securities	$330,962	$6,769	$(1,162)	$336,569
Non-U.S. government securities	3,659	144	(6)	3,797
Corporate debt securities	923,342	25,950	(3,803)	945,489
States, municipalities and political subdivisions	42,704	818	(497)	43,025
Mortgage-backed securities:
Commercial	63,308	404	(4,126)	59,586
Agency residential	323,519	13,839	(322)	337,036
Non-agency residential	56,939	—	(22,797)	34,142
Asset-backed securities	28,063	744	(15)	28,792

Total fixed maturities	1,772,496	48,668	(32,728)	1,788,436
Total short-term investments	291,116	12	(63)	291,065

Total	$2,063,612	$48,680	$(32,791)	$2,079,501

The following table sets forth certain information regarding the credit ratings of the Company’s fixed maturity investments as of March 31, 2010:

Ratings	Amortized Cost	Fair Market Value	Percentage of total fair market value
AAA	$1,070,958	$1,096,454	56.7%
AA	219,621	224,974	11.6%
A	449,173	464,917	24.1%
BBB	122,691	124,465	6.4%
Lower than BBB	43,456	22,694	1.2%

Total	$1,905,899	$1,933,504	100.0%

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The contractual maturities of fixed maturity investments as of March 31, 2010 are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Market Value	Percentage of total fair market value
Due in one year or less	$182,674	$184,157	9.5%
Due in one year through five years	999,886	1,023,345	52.9%
Due in five years through ten years	203,830	212,230	11.0%
Due after ten years	55,349	55,805	2.9%

	1,441,739	1,475,537	76.3%
Mortgage-backed securities	446,046	439,072	22.7%
Asset-backed securities	18,114	18,895	1.0%

Total	$1,905,899	$1,933,504	100.0%

d. Other investments

The following is a summary of other investments as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Bay Point Holdings Limited—common shares, at fair value	$2,474	$2,388
Fund of hedge funds, at fair value	50,591	49,274
Catastrophe bonds, at fair value	43,028	42,492
Derivatives, at fair value	(32)	(900)
Structured deposits, at fair value	49,930	49,618

Total other investments reported at fair value	145,991	142,872
New Point Limited, under equity method	1,863	2,079

Total other investments	$147,854	$144,951

Investment in Bay Point

On June 14, 2006, the Company acquired 62,500, or 13.8%, of the common shares of Bay Point Holdings Limited (“Bay Point”) for a total purchase price of $6.3 million. The Company has accounted for this investment at fair value, since the investment does not have a readily determinable market value and the Company does not exercise significant influence over the activities of Bay Point. For the quarter ended March 31, 2010, the Company recorded a $0.1 million increase in the fair value of its investment in Bay Point (quarter ended March 31, 2009: decrease of $0.1 million).

In conjunction with the Company’s investment in Bay Point, the Company entered into a quota share reinsurance agreement to cede 30% of its property-related lines of business to Bay Point Re Limited, a wholly-owned subsidiary of Bay Point (“Bay Point Re”). This quota share reinsurance agreement expired on December 31, 2007. As of March 31, 2010, $2.0 million was included in reinsurance balances receivable (December 31, 2009: $2.2 million) and $11.2 million (December 31, 2009: $13.0 million) in reinsurance losses recoverable related to this agreement.

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Fund of hedge funds

The Company has invested $50 million with three fund of hedge fund managers. For the quarter ended March 31, 2010, these investments had a net unrealized investment gain of $1.3 million (quarter ended March 31, 2009: $0.4 million). Each of our fund of hedge funds investments is subject to redemption periods ranging from full redemption with 45 days notice to 50% of the value of the investment with 95 days notice and the remaining 50% of the value of the investment with 370 days notice. As of March 31, 2010, none of the funds have instituted provisions to prevent redemptions.

Catastrophe bonds

As of March 31, 2010, the Company had invested $42.4 million in catastrophe bonds (December 31, 2009: $42.4 million). The Company receives quarterly interest payments on the catastrophe bonds based on variable interest rates ranging from 4.7% to 14.4% as of March 31, 2010 (December 31, 2009: 4.7% to 14.6%). The catastrophe bonds are scheduled to mature at various dates between May 24, 2011 and October 19, 2012. The redemption value of the bonds will adjust based on the occurrence of covered events such as windstorms and earthquakes across a number of geographic regions, including Japan, Europe, Mexico and the United States.

For the quarter ended March 31, 2010, the Company recorded $0.8 million of net investment income (quarter ended March 31, 2009: $0.4 million) and a $0.8 million increase (quarter ended March 31, 2009: $0.2 million decrease) in the estimated fair value of the catastrophe bonds. The changes in estimated fair value are included in net unrealized investment gains (losses) in the accompanying unaudited consolidated statements of operations.

Derivatives

The following is a summary of the derivatives held as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Interest rate swaptions, at fair value	$(403)	$(1,034)
Interest rate options, at fair value	(39)	(34)
Foreign exchange forward contract, at fair value	410	168

Total derivatives	$(32)	$(900)

The Company uses various derivative instruments including: interest rate swaps, swaptions, futures, futures call and put options to adjust the curve and/or duration positioning of the investment portfolio, to obtain risk neutral substitutes for physical securities and to manage the overall risk exposure of the investment portfolio. As of March 31, 2010, the Company had sold interest rate swaption contracts with a cost basis of $1.1 million, a notional value of $149.9 million and expiration dates ranging between April and December 2010 (December 31, 2009: cost basis of $0.8 million, a notional value of $94.1 million). The interest rate swaptions give the holder the right to enter into a 5 year or 10 year interest rate swap on expiration. The fair value of the interest rate swaptions is based on the present value of the net cashflows of underlying interest payments. As of March 31, 2010, the Company held 800 (December 31, 2009: 800) interest rate futures contracts each with an equivalent of $1 million exposure to changes in the underlying interest rates. The interest rate futures have no cost basis and changes in the market value settle daily through a cash margin account. As of March 31, 2010, the Company had sold interest rate call options with a cost basis of $0.05 million and a notional value of $13.4 million and had sold interest rate put options with a cost basis of $0.05 million and a notional value of $13.4 million with expiration

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

dates of May and June 2010, respectively. The interest rate futures call and put options give the holder the right to purchase or sell an interest rate futures contract on expiration. The fair value of the interest rate options is based on the option strike price and the underlying interest rates.

The Company uses foreign exchange derivatives to hedge the economic impact of underlying non-U.S. dollar exposures. The fair values of these derivatives are based on prevailing foreign exchange rates. On October 23, 2009, the Company entered into a forward contract that requires the Company to sell 2.75 million Euros for $4.1 million on April 13, 2012. As of March 31, 2010, this forward contract had a fair value of $0.4 million. The Company has elected not to designate these derivatives as hedges. Changes in the fair values of these derivatives are included in net realized investment gains.

Structured deposits

During 2009, the Company invested $50.0 million in two index-linked structured deposits. The deposits have guaranteed minimum redemption amounts of $24.7 million ($25.0 million original investment) and $24.3 million ($25.0 million original investment) and scheduled redemption dates of April 16, 2010 and December 18, 2013, respectively. The interest earned on the deposits is a function of the performance of the reference indices over the term of the deposits. The fair value of these investments is based on the quoted index reference points. For the quarter ended March 31, 2010, the Company recorded a $0.3 million increase in the estimated fair value of the deposits (quarter ended March 31, 2009: $nil). These amounts are included in net unrealized investment gains (losses) in the accompanying unaudited consolidated statements of operations.

Investment in New Point Limited

The Company acquired 200,000, or 20%, of the common shares of New Point Limited (“New Point”) for $20 million. This investment relates to the Company’s investment in the 2008 underwriting year of New Point Re Limited (“New Point Re”). For the quarter ended March 31, 2010, the Company recorded a $0.02 million loss to reflect the equity earnings on these investments (for the quarter ended March 31, 2009: $0.2 million gain). These amounts are included in net investment income in the accompanying unaudited statements of operations.

In conjunction with the Company’s investment in New Point, the Company entered into an underwriting services agreement to provide certain underwriting, actuarial and other administrative services to New Point Re. For the quarter ended March 31, 2010, the Company recorded $0.03 million (for the quarter ended March 31, 2009: $0.3 million) related to this agreement. These amounts are included in other income in the accompanying unaudited consolidated statements of operations.

6. Restricted assets

New Point Re III Limited (“New Point Re III”) writes fully collateralized retrocessional contracts whereby each contract of reinsurance is collateralized up to its full limit of loss. For each contract, a trust account is established and the full limit of loss under the contract is deposited into the trust account. The collateral is kept in the trust account until the termination of the trust agreement as agreed by the reinsured and New Point Re III.

In addition, HP Re Bermuda is a party to a reinsurance contract with Harbor Point Reinsurance U.S., Inc. (“HP Re U.S.”) that requires that the reserve for losses and loss expenses and unearned premiums (less any reinsurance balances receivable) related to this contract be secured by a letter of credit or assets held in a reinsurance trust. As of March 31, 2010 and December 31, 2009, this contract was secured by assets held in a reinsurance trust.

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

As disclosed in Note 8, the Company has issued two secured letters of credit for £16.8 million. The assets held to secure these letters of credit are included in restricted assets.

The following is a summary of the restricted assets as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Restricted assets included in cash and cash equivalents	$53,707	$46,731
Restricted assets included in short-term investments	71,987	73,682
Restricted assets included in fixed maturities	221,372	221,266

	$347,066	$341,679

7. Losses and Loss Expenses

The reserve for losses and loss expenses as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Reported but unpaid losses and loss expenses	$144,725	$152,108
Losses incurred but not reported	617,820	555,732

	$762,545	$707,840

Net loss and loss expenses for the quarters ended March 31, 2010 and 2009:

	Quarter ended
	March 31, 2010	March 31, 2009
Loss and loss expenses paid	$37,413	$27,600
Loss and loss expenses recovered	(1,752)	(2,116)
Change in unpaid loss and loss expenses	55,163	31,742
Change in reinsurance losses recoverable	905	2,332

	$91,729	$59,558

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The following table represents an analysis of paid and unpaid losses and a reconciliation of the beginning and ending unpaid losses and loss expenses for the quarter ended March 31, 2010 and year ended December 31, 2009:

	March 31, 2010	December 31, 2009
Reserve for losses and loss expenses at the beginning of periods	$707,840	$606,231
Less: reinsurance recoverable at the beginning of periods	16,299	30,488

Net reserve for losses and loss expenses at the beginning of periods	691,541	575,743

Net loss and loss expenses incurred in respect of losses occuring in:
Current year	97,247	257,697
Prior years	(5,518)	(14,623)

Total incurred loss and loss expenses	91,729	243,074

Net loss and loss expenses paid in respect of losses occuring in:
Current year	750	19,704
Prior years	34,911	108,499

Total net paid losses	35,661	128,203

Foreign currency revaluation	(458)	927

Net reserve for losses and loss expenses at the end of periods	747,151	691,541

Add: reinsurance losses recoverable at the end of periods	15,394	16,299

Reserve for losses and loss related expenses at the end of periods	$762,545	$707,840

Net loss and loss expenses include net favorable development on prior years’ losses of $5.5 million for the quarter ended March 31, 2010 ($14.6 million for the year ended December 31, 2009). Prior period development arises from changes to loss estimates recognized in the current year that relate to loss reserves first reported in previous calendar years.

The net favorable development on prior years’ losses for the quarter ended March 31, 2010 was primarily related to the Company reducing its estimate of losses on certain property contracts due to favorable loss experience.

For the quarter ended March 31, 2010, the Company also recorded $4.0 million of additional loss reserves related to premium adjustments on prior years’ contracts ($9.9 million for the year ended December 31, 2009).

8. Debt and Financing Arrangements

Senior Unsecured Credit Facility

On June 12, 2007, the Company entered into an $850 million five-year senior unsecured credit facility. The credit facility allows the Company to issue letters of credit up to the full amount of the facility and to borrow up to $250 million for general corporate purposes. In addition, there is a $50 million sublimit for the issuance of secured letters of credit for the Company’s investment affiliates. Total usage under the credit facility is limited to $850 million. The Company may request an increase in the credit facility of up to $150 million, subject to there being sufficient participation by the syndicate of participating banks. As of March 31, 2010 and December 31, 2009, the Company had one outstanding loan for $200 million. This loan bears interest at LIBOR plus 0.35%

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

(0.58% as of March 31, 2010, 0.58% as of December 31, 2009). This loan matured on April 8, 2010 at which time the Company renewed the loan for an additional month. For the quarter ended March 31, 2010, the Company recorded $0.3 million (quarter ended March 31, 2009: $0.4 million) of interest expense related to this loan.

The following is a summary of the utilization of the Company’s senior unsecured credit facility as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Unsecured letters of credit outstanding	$411,426	$439,725
Loans outstanding	200,000	200,000

Total committed	611,426	639,725
Available	238,574	210,275

Total	$850,000	$850,000

The senior unsecured credit facility contains various covenants, including the following financial covenants:

•	Maintenance of a maximum ratio of consolidated total debt to consolidated total capitalization of 35%;

•

Maintenance of a minimum level of consolidated net worth equal to 65% of our actual net worth as of March 31, 2007 with step-ups equal to 50% of net income plus 50% of proceeds of any equity issuance; and

•	Maintenance by HP Re Bermuda, HP Re U.S. and any other future insurance subsidiary of a financial strength rating by A.M. Best Company, Inc. of not less than “B++”

The Company was in compliance with all covenants as of March 31, 2010 and December 31, 2009.

In connection with the Amalgamation Agreement, the Company entered into a consent and amendment to the senior unsecured credit facility in order to obtain the consent of the required lenders to the amalgamation. The amendment will only take effect if the amalgamation occurs and certain other conditions are satisfied. Primarily as a result of current credit market conditions, the amendment would increase the applicable interest rates and fees under the facility, would require collateral to secure the facility, would modify certain financial, affirmative and negative covenants, and would provide for additional events of default and certain other terms and conditions.

Lloyds Letter of Credit Facility

In July 2009, the Company entered into a £20 million letter of credit facility to issue secured letters of credit in support of the Company’s obligations to Lloyds syndicates. As of March 31, 2010, the Company had issued letters of credit under this facility for £16.8 million ($25.3 million based on March 31, 2010, exchange rate of £1.00 to $1.51) (December 31, 2009: £16.8 million ($26.7 million based on December 31, 2009, exchange rate of £1.00 to $1.59)).

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

9. Equity Compensation Plan

The Company has reserved 1,750,000 shares for issuance of awards pursuant to the Company’s 2006 equity compensation plan (the “Equity Plan”). The Equity Plan is administered by the Compensation Committee of the Board of Directors.

a) Options

Stock options granted under the Equity Plan expire ten years after the date of grant and vest ratably on an annual basis over five years from the date of grant.

During the quarter ended March 31, 2010, the Company expensed $0.2 million (quarter ended March 31, 2009: $0.5 million) related to the grant of options and realized a tax benefit of $0.05 million (quarter ended March 31, 2009: $0.1 million). There were no options granted or exercised in 2010 or 2009. The expense represents the proportionate accrual of the fair value of each grant, calculated on a straight-line basis over the vesting period for each separately vesting portion of the award.

The following is a summary of stock options granted under the Equity Plan and related activity for the quarter ended March 31, 2010 and year ended December 31, 2009:

	Quarter ended March 31, 2010		Year ended December 31, 2009
	Number of Options	Average Exercise Price	Number of Options	Average Exercise Price
Outstanding—beginning of period	581,250	$100.60	593,000	$100.61
Forfeited	(200)	100.00	(11,750)	101.05

Outstanding—end of period	581,050	$100.60	581,250	$100.60

The following table summarizes information about the Company’s stock options for options granted under the Equity Plan and outstanding as of March 31, 2010:

	Options Outstanding			Options Exercisable
Range of exercise prices	Number of Options	Average Exercise Price	Remaining Contractual Life	Number of Options	Average Exercise Price
$100.00	559,050	$100.00	6.0	434,890	$100.00
$105.38—$116.40	22,000	115.84	7.5	8,850	115.84

b) Restricted share awards

The restricted share awards granted prior to 2008 vest ratably on an annual basis over five years from the date of grant. The restricted share awards granted after 2008 vest five years from the date of grant. The Company pays dividends on the restricted share awards to the same extent paid to holders of the Company’s common shares; however, dividends paid on unvested restricted share awards are held by the Company until the shares vest. The dividends are forfeited if the shares are forfeited prior to vesting.

During the quarter ended March 31, 2010, the Company expensed $1.9 million (quarter ended March 31, 2009: $1.9 million) related to the restricted share awards and realized a tax expense of $1.3 million (quarter ended March 31, 2009: $1.3 million). The expense represents the proportionate accrual of the fair value of each restricted share award, calculated on a straight-line basis over the vesting period.

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The following is a summary of restricted share awards granted under the Equity Plan and related activity for the quarter ended March 31, 2010 and year ended December 31, 2009:

	Quarter ended March 31, 2010		Year ended December 31, 2009
	Number of Shares	Average Grant-Date Fair Value	Number of Shares	Average Grant-Date Fair Value
Unvested—beginning of period	395,275	$100.08	374,105	$100.24
Granted	113,970	90.34	116,000	98.61
Vested	(74,495)	100.00	(86,410)	100.19
Forfeited	(20)	100.00	(8,420)	100.39

Unvested—end of period	434,730	$97.54	395,275	$100.08

10. Related Party Transactions

In addition to the transactions disclosed in notes 4, 5 and 6 to these unaudited consolidated financial statements, the following additional transactions are classified as related party transactions, as each counterparty has either a direct or indirect shareholding in the Company or the Company has an investment in such counterparty.

The Company has entered into assumed reinsurance agreements with Federal, including those disclosed in Note 4. The following is a summary of the amounts recognized in the accompanying unaudited financial statements for the quarters ended March 31, 2010 and 2009 related to these agreements:

	Quarter ended
	March 31, 2010	March 31, 2009
Gross premiums written	$3,058	$1,835
Acquisition costs	2,062	7,358
Net loss and loss expense	2,258	8,459

As of March 31, 2010, $1.6 million (December 31, 2009: $5.9 million) was included in reinsurance balances receivable and $325.1 million (December 31, 2009: $336.5 million) in reserve for loss and loss expenses related to these agreements.

The Company entered into an advisory agreement on December 15, 2005 with Stone Point Capital LLC (“Stone Point”), a founding investor in the Company. Under this agreement, Stone Point provided advisory services in connection with the organization of the Company, including the Chubb Re acquisition, and provides certain ongoing services. Fees payable under the agreement consist of a $25.0 million fee paid and expensed in connection with the initial organization and a $1.0 million fee to be paid annually for a period of five years in respect of on-going services. For the quarters ended March 31, 2010 and 2009, the Company expensed $0.3 million related to the annual fee of which $0.3 million was included in accounts payable and accrued liabilities as of March 31, 2010 (December 31, 2009: $1.0 million).

Banc of America Securities LLC is one of the lead arrangers on our credit facility and Bank of America, N.A. participates in the credit facility as a lender. An affiliate of these companies is a shareholder of the Company. Wachovia Bank, N.A. also participates in the credit facility as a lender and an affiliated company is a shareholder of the Company. Banc of America Securities LLC is entitled to certain fees under the credit facility in their role as lead arranger and Bank of America, N.A. and Wachovia Bank, N.A. are entitled to certain fees

HARBOR POINT LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—(Continued)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

based on their commitments under the credit facility. During the quarter ended March 31, 2010, we incurred $1.4 million (quarter ended March 31, 2009: $0.5 million) of total credit facility fees and $0.3 million (quarter ended March 31, 2009: $0.4 million) of interest expense under these credit facility agreements.

11. Shareholders’ Equity

a) Authorized shares

The authorized share capital is 100,000,000 Class A common shares of par value $1 per share.

b) Share warrants

In connection with the formation of the Company, the Company issued warrants to certain founding shareholders, Chubb and employees to purchase up to approximately 5.0% of the aggregate number of outstanding shares, calculated on a fully diluted basis.

The warrants had an original exercise price of $100 per share and are subject to anti-dilution provisions that adjust in the event of certain specified events such as payment of cash dividends, issuance of stock dividends, issuance of additional shares or equity instruments at less than fair value, and capital reorganizations. The anti-dilution provisions seek to ensure that the holder is in the same economic position as if the warrant had been exercised immediately prior to such specified event. As of March 31, 2010, the warrants issued to founding shareholders and Chubb had an exercise price of $85.48 per share (December 31, 2009: $85.48 per share). The warrants issued to employees do not receive an adjustment to their exercise price but are entitled to receive at the time that the warrant is exercised the dividends declared during the period that the warrant is outstanding. As of March 31, 2010, the warrants issued to employees were entitled to receive dividends of $16.44 per share (December 31, 2009: $16.44 per share) when the warrants are exercised.

The expiration date for the warrants issued to founding shareholders and Chubb is December 15, 2015 and the expiration date for warrants issued to employees is May 15, 2016. The warrants are exercisable at any time prior to their expiration. As of March 31, 2010, 2,350,049 (December 31, 2009: 2,337,235) common shares were issuable pursuant to the warrants. The warrants were granted to the founding shareholders, Chubb and the employees as an inducement to purchase shares in the Company; therefore, no compensation expense has been recorded in connection with the warrants.

d) Dividends declared

On December 2, 2009, the Board of Directors approved the payment of a dividend of $3.60 per common share, or $60.4 million, payable on December 30, 2009. The dividend was paid on all outstanding common shares, including restricted share awards. Dividends on unvested restricted share awards are held by the Company until the restricted share awards vests. In addition, the Board of Directors approved the payment of dividend equivalents of $3.60 per share on vested options.

e) Share repurchases to satisfy minimum tax withholding obligation

During the quarter ended March 31, 2010, the Company repurchased 5,373 (quarter ended March 31, 2009: 15,868) common shares from employees for $0.5 million (quarter ended March 31, 2009: $1.5 million) in order to satisfy the Company’s minimum tax withholding obligation on vested restricted stock.

12. Subsequent Events

There were no subsequent events between April 1, 2010 and April 22, 2010, the date that these financial statements were available to be issued, that would require adjustment or disclosure in these financial statements.